Exhibit 10.6

AGREEMENT

in respect of

TELECOMMUNICATIONS APPARATUS

between

BRITISH RAILWAYS BOARD

and

BR TELECOMMUNICATIONS LIMITED

in respect of servitude rights and others

for telecommunications apparatus

over certain property of British Railways Board

in Scotland

Shepherd & Wedderburn WS

Saltire Court

20 Castle Terrace

Edinburgh EH1 2ET

Tel: 031-228 9900

Fax: 031-228 1222

AGREEMENT

in respect of

TELECOMMUNICATIONS APPARATUS

between

BRITISH RAILWAYS BOARD (“the Grantor”)

and

BR TELECOMMUNICATIONS LIMITED,

whose registered office is at Euston House, Twenty four Eversholt Street, London NW1 1DZ (“BRT”)

It is contracted and agreed between the Grantor and BRT as follows:-

A.	In consideration of the following obligations undertaken by BRT and so as to benefit BRT’s undertaking (BRT’s undertaking being established pursuant to the Railways Act 1993) and every part thereof and to bind the Grantor’s successors of any part of the Burdened Land the Grantor grants to BRT the Rights and the Grantor binds and obliges itself in addition to observe and perform the provisions of this Deed to be observed and performed by the Grantor.

B.	BRT binds and obliges itself to observe and perform the provisions of this Deed to be observed and performed by BRT.

1. Definitions

In this Deed:-

1.1 “Act”	includes every existing or future Act of Parliament and every existing or future instrument, scheme, rule, regulation, bye-law, order, code of practice, notice, direction, licence, consent or permission made or given under any of them and reference to an Act includes any amendment, extension or re-enactment of it for the time being in force;

1.2 “Adjacent Property”	means all or any part of the land, buildings, structures or other works (including railway track and other rail infrastructure) not included in the Installation but for the time being adjoining, above, below or near the Installation and whether or not belonging to the Grantor;

1.3 “Basic Rate”	means the base lending rate for the time being of such London Clearing Bank as the Grantor may from time to time prescribe in writing; Provided that if for any reason it is impossible or impracticable to ascertain the base lending rate of any London Clearing Bank then the Basic Rate means the rate of interest from time to time reasonably prescribed in writing by the Grantor as reasonably equivalent;

1.4 “BRT”	where the context so admits includes its successors in title, assignees, employees and authorised agents and grantees of rights derived from those granted to BRT under and pursuant to this Deed;

1.5 “BRT Apparatus”	means all telecommunication apparatus used by BRT at the date of this Deed or subsequently laid, installed, or mounted by BRT within a Duct pursuant to this Deed (including for the avoidance of doubt BRT Owned Apparatus and Leased Cable) and any apparatus replacing or renewing that existing at First April Nineteen hundred and Ninety four excluding any such apparatus which is subsequently abandoned by BRT;

1.6 “BRT Owned Apparatus”	means any BRT Apparatus excluding Leased Cable and Ducts;

1.7 “BRT Transfer Scheme”	means the BRT Transfer Scheme dated Thirtieth March Nineteen hundred and Ninety four made pursuant to the Railways Act 1993;

1.8 “Business Day”	means Monday to Friday every week of the year, but excludes bank and public holidays in any part of Great Britain;

1.9 “Cable”	means all or any part of any wire, cable, optical fibre or the like (including its immediate casing or coating) which is designed or adapted for use in the running of a telecommunication system laid or to be laid in the Ducts pursuant to the provisions of this Deed;

1.10 “the Ducts”	means all or any part of pipes, conduits and relevant conducting media, the cable ducts, troughs, tubes, channels, cable trays, trunking or risers or other structure housing or supporting telecommunication apparatus on or in the Grantor’s Land and used by BRT as at the date of BRT’s execution of this Deed;

1.11 “the Burdened Land”	means those parts of the Grantor’s Land in, on, under, through or over which the Installation has been laid installed or mounted prior to the date of BRT’s execution of this Deed or is subsequently laid, installed or mounted within a Duct pursuant to this Deed but excluding all airspace (save so far as it is or is to be or may be occupied by any part of the BRT Apparatus);

1.12 “Electrical Isolation”	means the electrical isolation of any part of the Grantor’s railway;

1.13 “Environmental Damage”	means any injury or damage to persons, living organisms or property (including offence to man’s senses) or any pollution or impairment of the environment resulting from the discharge, emission, escape or migration of any substance, energy, noise or vibration;

1.14 “Existing Agreements”	means the leases, subleases or other derivative interests the Grantor has in the Grantor’s Land and all agreements granting rights in respect of telecommunication apparatus to third parties over the Grantor’s Land which are now in force;

1.15 “Finance Lease”	means the Finance Lease dated Thirtieth June Nineteen hundred and Ninety four and made between Railtrack plc and BRT;

1.16 “the Grantor”	where the context so admits includes its successors in title and assignees and those deriving title through or under it or them and its or their employees and agents;

1.17 “Grantor’s Installation”	means any telecommunication apparatus (including Cable) laid, installed or mounted in, on, under or over the Burdened Land which does not form part of the Installation;

1.18 “the Grantor’s Land”	means all the heritable and leasehold property situated in Scotland (including for the avoidance of doubt land and (in addition to land) buildings, structures (including poles, masts and other overhead line equipment) and works in, on, under or over land, formation, earthworks, culverts, drains, bridges, tunnels, viaducts, embankments, means of enclosure, retaining walls and accommodation works and land covered by water) and any other interests in land in Scotland belonging to the Grantor as at the date of BRT’s execution of this Deed;

1.19 “Grantor’s Surveyor”	means the person from time to time appointed by the Grantor to act as its Surveyor in respect of matters relating to this Deed and may be a person employed by or otherwise connected with the Grantor or any Group Company of the Grantor;

1.20 “Group Company”	means any company which for the time being is a member of the same group of companies (within the meaning given to that expression in s.42 Landlord and Tenant Act 1954) as the Grantor or BRT (as the case may be) other than a company which is at any time or was at any time the grantee or an assignee of any of the Existing Agreements and (for the avoidance of doubt) whether or not such Existing Agreements shall subsist at any relevant time;

1.21 “the Installation”	mean all or any part of the BRT Apparatus and any other related telecommunication apparatus;

1.22 “Insured Risks”	means fire, lightning, explosion, aircraft (including articles dropped from aircraft), riot, civil commotion, malicious persons, earthquake, storm, tempest, flood, bursting and overflowing of water pipes, tanks and other apparatus and impact by road vehicles;

1.23 “Leased Cable”	means BRT Apparatus which will be or is or was at any time part of the subject matter of the Finance Lease;

1.24 “Limit of Indemnity”	means initially in the case of liability of or claims against BRT the sum of ten million pounds and initially in the case of the liability of or claims against the Grantor the sum of ten million pounds but each sum shall be increased with effect from each anniversary of the date from which the commencement of the term hereof is calculated so that each such sum shall be increased by the same proportion as the increase in the Retail Prices Index (as hereinafter defined) over the preceding year and the relevant Limit of Indemnity in relation to any incident shall be that applying at the date of such incident;

1.25 “the Manholes”	means manholes and joint bays associated with the Ducts;

1.26 “Planning Acts”	means the Town and Country Planning (Scotland) Acts 1947 - 1977, the Local Government and Planning (Scotland) Act 1982 and the Town and Country Planning Act 1984 and any Act for the time being in force of a similar nature and any laws and regulations intended to control or regulate the construction, demolition, alteration or change of use of land or buildings or to preserve or protect the environment or the national heritage;

1.27 “Railway Disruption”	means effecting single line or other modified working or the slackening of traffic upon the Grantor’s railway and any act, omission or event which requires the interruption of and/or interference with rail traffic upon the Grantor’s railway;

1.28 “Retail Prices Index”	means the “all items” figure of the general index of retail prices as published in the monthly digest of statistics by the Central Statistics Office or if such index shall cease to be published such other index as may be officially published in substitution therefor or in further substitution for any substitute and if none shall be so published such other reasonably equivalent index as the parties may agree or in default of agreement as may be determined by arbitration pursuant to Clause 9.1.

1.29 “the Rights”	means the rights to be granted to BRT by the Grantor as specified in Clause 3 hereof;

1.30 “telecommunication apparatus”	has the meaning contained in paragraph 1 of the Telecommunications Code (Schedule 2 to the Telecommunications Act 1984);

1.31 “telecommunication system”	has the meaning contained in Section 4 of the Telecommunications Act 1984;

1.32 “Term”

means the duration of this Deed and (subject to the provisions for earlier determination herein contained) shall be:-

to the extent that the Grantor’s own interest in any of the Burdened Land or the Rights is either heritable or leasehold for a term of years having at First April Nineteen hundred and Ninety four an unexpired residue of more than one hundred and twenty five years, a term of 125 years from (and including) First April Nineteen hundred and Ninety four;

and in the case of any other Burdened Land in which the Grantor’s interest is leasehold a term (not exceeding one hundred and twenty five years less three days) from (and including) First April Nineteen hundred and Ninety four equal in length to the then unexpired residue of the term held by the Grantor in such part of the Burdened Land or the Rights less three days;

1.33 “Value Added Tax”	means Value Added Tax as provided for in the Value Added Tax Act 1994 and legislation supplemental thereto or replacing, modifying or consolidating such legislation and any reference to “VAT” shall be construed accordingly;

1.34 “the Works”	means the works referred to in Clause 4 hereof;

2.	Interpretation

In this Agreement:-

2.1	if at any time either the Grantor or BRT consist of more than one person then their respective obligations can be enforced against those constituent persons jointly and against each individually;

2.2	every obligation in this Deed which prohibits a party from doing something includes an obligation by that party not to permit or suffer that thing to be done;

2.3	references in this Deed to costs of the Grantor or BRT include reasonable and proper in-house or administrative costs;

2.4	“person” includes any firm, body, company or corporation or any other individual authorised by any such firm, body, company or corporation;

2.5	words importing the neuter gender only shall include the masculine or feminine gender (as the case may be) and words importing the masculine gender only shall include the feminine and vice versa;

2.6	words importing the singular number shall include the plural number and vice versa;

2.7	references to Clauses and to parts of the Schedule are to the clauses in and the Schedule in two parts annexed and signed as relative to this Deed;

2.8	the clause headings appearing in this Deed are for convenience only and do not form part of the text of this Deed and shall not affect the construction of this Deed;

3.	The Rights

Subject to the Existing Agreements and so far as the Grantor can lawfully grant the same and subject to and conditional upon compliance by BRT with the provisions of this Deed and subject to the rights of any person not a party to this Deed:-

3.1	The Right for BRT to enter upon the Burdened Land with or without workmen, vehicles, plant, machinery and equipment to exercise the Rights and to carry out the Works subject to the following requirements (which BRT undertakes to the Grantor shall be complied with):-

3.1.1	the Works shall be carried out in a good and workmanlike manner;

3.1.2	access to the Burdened Land shall be over such route over the Grantor’s Land as the Grantor shall reasonably require;

3.1.3	entry shall be effected and the Works shall be carried out at such times as is reasonable and in such manner as is reasonable in all circumstances causing as little damage and disturbance as is reasonably possible and BRT shall make good any damage so done without delay and in a good and workmanlike manner;

3.1.4	entry shall be effected and the Works shall be carried out in compliance with the terms of any servitude, wayleave, lease or sub-lease under which the Grantor has an interest in the relevant part of the Grantor’s Land;

3.1.5	compliance with railway group safety standards as amended from time to time and other relevant safety and operating standards and published rules relating to railway access in force from time to time (as regards length of notice and otherwise, BRT being responsible for compliance with such standards);

3.1.6	compliance with the requirements from time to time prescribed pursuant to Part One of the Schedule;

3.1.7	without prejudice to the foregoing compliance with the Grantor’s reasonable requirements of which written notice is from time to time given to BRT;

3.1.8	in relation to entry upon any part of the Burdened Land which is from time to time subject to a lease or sub-lease or other agreements granted by the Grantor to an independent third party (and in addition to and not in substitution for the foregoing) BRT shall:-

3.1.8.1	give (except in emergency or in instances of non-routine maintenance when the maximum practicable notice shall be given) not less than 14 days’ prior written notice to the occupant(s) or such longer period of notice to which the occupant(s) may be entitled under the terms of the relevant lease or agreement (and details of which the Grantor shall promptly provide to BRT upon specific written request to the Grantor for such information);

3.1.8.2	comply at BRT’s expense with the occupant’s reasonable requirements in relation to safety or security and give due consideration to the occupant’s representations regarding the impact on its operations of such entry and any Works to be carried out;

3.1.8.3	in the exercise of such right cause as little damage and inconvenience as is reasonably practicable to the occupant(s) and make good all damage caused in the exercise of such right;

3.2	The right for BRT to use the Installation for the purpose of its telecommunication system for the transmission of telecommunications signals of whatsoever description and, without prejudice to the foregoing, for the purpose in particular of its Designated Undertaking (as defined in the BRT Transfer Scheme);

3.3	The right of support for the Installation from the Burdened Land but (without prejudice to Clause 3.1) excluding as a natural incident of this grant pursuant to this Clause 3.3 any right to enter the Burdened Land and excluding support from mines and minerals under the Grantor’s Land and Adjacent Property to the extent that rights to work such mines and minerals are reserved to persons other than the Grantor;

3.4	The right for BRT to use for the passage of electricity and any other services required by BRT for consumption by the Installation all ducts, troughs, conduits, mains, pipes, wires (whether or not overhead), lines and cables and other conducting media now or later laid in, on, under, through or over the Burdened Land or in, on, under, through or over any other property across which the Grantor shall have sufficient rights and to connect in to them in a manner and location previously approved in writing by the Grantor (such approval not to be unreasonably withheld) subject to BRT causing as little damage, disturbance and inconvenience as possible and forthwith making good all damage so caused;

3.5	The right subject to and in accordance with the provisions of Clause 6 for BRT to grant (or require that the Grantor take such steps or enter into such agreements as shall be necessary to grant) for “commercial activities connected with telecommunications” (as that phrase is defined in Section 4 of the Telecommunications Act 1984) to third parties rights over the subject matter of this Deed of a nature and type similar to those granted to BRT hereunder and which shall not be in breach or cause of a breach of any of the covenants conditions and obligations on the part of the Grantor or its predecessors in title under the terms of the Existing Agreements and as the Grantor shall approve (such approval not to be unreasonably withheld or delayed);

4.	The Works

In this Agreement “the Works” means:-

4.1	Inspection, cleaning, maintenance, repair and (so far as permitted by this Deed) alteration, renewal and removal of the Installation;

4.2	Survey of the Grantor’s Land in respect of the existing Installation.

5.	The Reservations

There are excepted and reserved:-

5.1

To the Grantor and any person deriving title through or under it or them or authorised by any of them or (where appropriate) otherwise entitled full right and liberty from time to time (and to authorise others to) develop, build, renew, repair, alter or execute any other works (including demolition) at any Adjacent Property and to use or otherwise deal with any Adjacent Property for any purpose and in any manner whatsoever Provided That (except by way of the carrying on by the Grantor of its undertaking in exercise of and subject to its statutory and common law obligations) there shall be no derogation from the grant of the Rights to BRT or material adverse interference with the exercise of the Rights by BRT;

5.2	To the Grantor the right at any time and from time to time by notice in writing to BRT (but following consultation with BRT for such period as is reasonable in all the circumstances and taking into account its reasonable representations) to vary, reduce, modify or extinguish any of the Rights provided that:-

5.2.1	the Grantor shall grant to BRT such alternative rights and facilities as may in the circumstances be necessary (but such rights and facilities shall not subsist for a period longer than the Term);

5.2.2	such alternative rights and facilities shall be reasonably comparable to those proposed to be affected and shall not (either in the exercise of the Rights or the execution of the Works) render materially more expensive or less convenient the exercise of the Rights or the execution of the Works;

5.2.3	these arrangements shall be subject to the application of railway group standards as amended from time to time and other relevant safety and operating standards where applicable and subject to the Grantor causing as little inconvenience as is reasonably practicable to BRT;

5.3

To the Grantor the right for the Grantor and those from time to time authorised by it to carry out any works which in the reasonable opinion of the Grantor are either necessary for the proper operation of the Grantor’s undertaking or are required for any other purpose including without limitation (but subject to Clause 7.4) the right to carry out works analogous to the Works including the installation of the Grantor’s Installation within the Ducts to the extent that the Ducts are capable of receiving it without causing electrical or other interference with the operation of any BRT Apparatus or other telecommunication apparatus forming part of the Installation at the time such works are carried out, such rights in the case only of works of new installation (not being renewal) being exercisable where practicable in accordance with a programme of works first notified in writing by the Grantor to BRT.

5.4	To the Grantor (subject to Clause 7.4):-

5.4.1	the right for the Grantor and any person deriving title through or under it or them or authorised by any of them or (where appropriate) otherwise entitled to use the Ducts, the Manholes and the Grantor’s Installation for any purpose (which may include for the purpose of its or their telecommunication system);

5.4.2	the right of support for the Grantor’s Installation from the Installation;

5.4.3

the right for the Grantor and any person deriving title through or under it or them or authorised by any of them or (where appropriate) otherwise entitled to grant for “commercial activities connected with telecommunications” (as that phrase is defined in section 4 of the Telecommunication Act 1984) to third parties rights over the subject matter of this Clause 5 of a nature and type as the Grantor shall reasonably consider appropriate but which shall not be more extensive than the rights reserved to the Grantor.

5.5	To the Grantor (subject to Clause 7.4) the right to authorise others to work to any extent any mines and minerals in and under the Burdened Land or any Adjacent Property;

5.6	To the Grantor the benefit of the Existing Agreements.

Provided That if in exercising the rights hereby reserved the Grantor causes material physical damage to any part of the Installation (to the extent that the Grantor is aware of its existence having made due enquiry of BRT and not having received confirmation of its existence within twenty working days of any enquiry or within such period as may be reasonably practicable in case of any emergency or non-routine works) the Grantor shall pay to BRT such reasonable sums as shall not exceed the reasonable cost of making good such physical damage (taking account of any sum paid or payable by the Grantor under any other provision of this Deed in respect of the same subject matter the sum to be agreed or, if the parties cannot agree, to be determined in accordance with the provisions of Clause 9.1) and for the avoidance of doubt Value Added Tax shall only be included as part of such reasonable cost to the extent that BRT cannot obtain a full credit for such Value Added Tax pursuant to s.26 Value Added Tax Act 1994 And Provided Further That in the event the Grantor on its own behalf or on behalf of any third parties seeks to make use of any BRT installed Ducts the Grantor shall first obtain the consent of BRT (not to be unreasonably withheld or delayed) both to any material addition or alteration to the Grantor’s Installation installed therein from time to time and to the method of carrying out any works associated therewith, and shall pay a fair proportion of the costs of maintenance and repair of the relevant BRT installed

Ducts (such proportion to be determined in accordance with the provisions of Clause 9.1 in the event the parties cannot agree).

6.	BRT’s Obligations

BRT binds and obliges itself to the Grantor as follows:-

6.1	Payments

To pay without deduction, withholding or set-off (save as required by statute):-

6.1.1	Outgoings

promptly (and to the Grantor if the Grantor pays any of these instead) all rates, taxes, charges, duties, impositions, assessments and outgoings (even new kinds of these) relating to this Deed, the Rights or the Installation including any assessed against the Grantor and including a fair proportion (to be determined by the Grantor’s Surveyor, acting reasonably) of all such sums which are not separately assessed or payable and any payment made in lieu of rates under the Local Government Finance Act 1988 or any legislation amending or replacing this shall be treated as a payment of rates except that:-

6.1.1.1	this shall not oblige BRT to pay:-

6.1.1.1.1	tax assessable on the Grantor in respect of the payments to the Grantor under this Deed;

6.1.1.1.2	tax assessable on the Grantor in respect of consideration paid to the Grantor in connection with any dealing with its interest in the Grantor’s Land;

6.1.1.1.3	interest, fines, penalties or surcharges payable by the Grantor in consequence of the Grantor’s delay or default;

6.1.1.2	BRT in the event of dispute as to the proportion payable (where apportionment is entailed) shall pay that sum which is undisputed and may refer determination of the balance to arbitration in accordance with the provisions of Clause 9.1 but

6.1.1.2.1	in the absence of having done so within a reasonable period after the Grantor’s demand for such monies, is to be treated as having agreed the relevant amount;

6.1.1.2.2	is to pay any amount which is determined by arbitration together with interest under Clause 6.1.4 but calculated at Basic Rate;

6.1.2	Costs

to the Grantor the reasonable costs and expenses which the Grantor may properly incur in connection with:-

6.1.2.1	preparing and serving notices and schedules relating to lack of repair of the Installation for which BRT is responsible under the terms of this Deed and agreeing and inspecting or supervising (where reasonably required) the works needed to remedy such lack of repair (whether before or within twelve months after the end of the Term);

6.1.2.2	dealing with any application by BRT for a consent or approval in relation to this Deed (whether or not it is given but not where consent is unlawfully withheld) including inspecting or supervising (where reasonably required) any approved works;

6.1.2.3	(except so far as charged to BRT under Clause 6.1.5) inspecting or supervising (where reasonably required) any works which do not require the consent of the Grantor under Clause 6.8.1 and supervision of any other entry pursuant to Clause 3.1;

6.1.2.4	any breach of the obligations of BRT under this Deed;

6.1.2.5

the replacement of any of the Ducts (or any sections thereof) and any associated Manholes Provided That the costs and expenses payable by BRT pursuant to this sub-clause 6.1.2.5 in respect of any particular section of the Ducts (and Manholes) shall be limited to a fair proportion of the aggregate of the costs and expenses relating to that section properly incurred by the Grantor from time to time and in default of agreement such proportion shall be determined in accordance with the provisions of clause 9.1 and for the avoidance of doubt the provisions of this clause 6.1.2.5 shall not apply to Ducts which do not house or contain BRT Apparatus;

6.1.3	Value Added Tax

6.1.3.1	Where any taxable supply for VAT purposes is made under or in connection with this Deed by one party to the other the payer shall, in addition to any payment required for that supply, pay such VAT as is chargeable in respect of it.

6.1.3.2	Where under this Deed, one party has agreed to reimburse or indemnify the other in respect of any payment made or cost incurred by the other then the first party shall also reimburse any VAT paid by the other which forms part of its payment made or costs incurred to the extent that such VAT is not available for credit for the other, or for any person with which the indemnified party is treated as a member of a group for VAT purposes, under Sections 25 and 26 of the Value Added Tax Act 1994;

6.1.4	Interest

to the Grantor interest at 2% per annum above the Basic Rate (both before and after any judgement) on any payment to be made to the Grantor under this Deed when (in the case of other sums) the payment is overdue and unpaid for more than twenty eight workings days after demand (when interest shall subject as mentioned below be paid from the due date for payment or (if later) the date of demand) but so that where BRT is to pay for any costs or expenses which the Grantor has incurred by reason of a breach of BRT’s obligations then interest shall be payable as from and including the date upon which the Grantor first properly incurred the costs or expenses or (if later) the date by which payment was made by the Grantor and notified to or demanded of BRT;

6.1.5	Work Costs

to the Grantor any costs reasonably and properly incurred directly arising from works or activities of BRT or any person claiming under or through it pursuant to exercise by BRT or such person as aforesaid of the Rights which disrupt or otherwise affect the Grantor’s railway and/or cause physical damage including the following:-

6.1.5.1	costs of arranging and giving effect to Line Possessions or Electrical Isolation;

6.1.5.2	costs of Railway Disruption;

6.1.5.3	costs of the Grantor carrying out any temporary works reasonably deemed necessary for the protection of its railway and property and in any additional maintenance and renewal consequent upon such works;

6.1.5.4	costs of the employment of inspectors, signalmen, operating supervisors, handsignalmen and lookoutmen in compliance with railway group standards as amended from time to time and other relevant safety and operating standards;

6.1.5.5	costs of supporting the Grantor’s railway structures and other property and in accommodating the effects of any subsidence;

6.1.5.6	costs of the Grantor being unable to deliver in timely manner any train paths for which it may then have contracted.

Provided That to the extent that any costs payable by BRT pursuant to the provisions of this sub-clause 6.1.5 shall be attributable to the unlawful actions, or default or negligence of the Grantor or others authorised by it or shall also be recoverable by the Grantor from any third party, the Grantor shall give BRT credit for a fair proportion (to be determined in default of agreement in accordance with the provisions of Clause 9.1) of any such costs.

6.1.6	Deductions

All sums due hereunder shall be paid in full without any deduction or withholding (in respect of duties, taxes, charges or taxation charges or otherwise of a taxation nature) unless the deduction or withholding is required by statute in which event the payer shall:-

6.1.6.1	ensure that the deduction or withholding does not exceed the minimum amount legally required;

6.1.6.2	pay to the relevant taxation or other authorities within the period for payment permitted by the applicable law the full amount of the deduction or withholding;

6.1.6.3	furnish to the payee within the period for payment permitted by the relevant law either an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld or, if such receipts are not issued by the taxation authorities concerned, a certificate of deduction or equivalent evidence of the relevant deduction or withholding.

6.2	Use

BRT shall comply with the following requirements as to the exercise of the Rights and shall not authorise or knowingly allow anyone else to contravene them, namely:

6.2.1	nothing is to be done in the exercise of the Rights which may be dangerous, illegal or immoral;

6.2.2	nothing is to be done which would wilfully or knowingly cause damage, nuisance, annoyance or inconvenience to the Grantor or its tenants or the occupiers of any neighbouring property or the public;

6.2.3

nothing is to be brought onto the Grantor’s Land which is or may become noxious, dangerous, offensive, combustible, inflammable, radioactive or explosive except such quantity as is reasonably required for the execution of any works or which is in the nature of fuel in the tanks of vehicles or is carried lawfully in any such vehicles and in each case which accords with statutory requirements;

6.2.4	the works or structures comprising elements of the Grantor’s Land which provide support to the Installation are not to be overloaded;

6.2.5	nothing is to be done in the exercise of the Rights (save in respect of use of now existing BRT Apparatus or any replacement or renewal of it in either case on a like for like basis) which shall cause electrical or other interference with the operation of any telecommunication apparatus or other electrical equipment (whether or not part of the Installation) or any other plant equipment or installation whether located within the Ducts or in, on, over or under any Adjacent Property (and in this sub- clause “interference” shall mean interference which is material to the operation or physical state of the apparatus plant or equipment interfered with);

6.2.6	nothing is knowingly or wilfully to de done in the exercise of the Rights or otherwise in relation to the Installation which would cause the temperature of any part of the Installation or of any part of the Grantor’s Installation or of any plant, equipment or other installation on the Grantor’s Land to exceed that which it is constructed, designed or adapted to withstand without adverse effect on it or on its use and (in any such case) with due margin for safety;

6.3	Legislation

To comply with the requirements of every Act relating to the Installation, the Rights and the Works or to anything on or done in relation to the Installation or the Works.

6.4	Execution of Works and Protection of Installations

6.4.1	During the carrying out of any Works (including temporary repairs) to undertake or procure the undertaking of such temporary measures (including making a permanent repair following a temporary or emergency repair) for the protection of the Installation and the Grantor’s Installation and all other plant equipment and other installations wheresoever situate and all Adjacent Property, as may from time to time reasonably be considered appropriate or as the Grantor may from time to time reasonably specify or immediately in an emergency, and to close up such Ducts as may be opened and any other openings arising in connection with any Works without delay and in a good and workmanlike manner;

6.4.2	To keep such parts of the Installation, the Grantor’s Installation and any other plant, equipment and other installations (and in particular all Cables) as shall reasonably require this, adequately protected from weather and its effects whilst any Ducts shall be opened or if there shall be any other openings in connection with any Works;

6.4.3	To take all reasonable temporary precautions during the execution of Works and any period prior to completion of making good any damage caused to secure and protect the Installation and any part of the Grantor’s Installation in it from unlawful interference by third parties;

6.4.4	To take all such other reasonable permanent precautions as the Grantor shall reasonably require from time to time to secure and protect the Installation and any part of the Grantor’s Installation in it from unlawful interference by third parties, such precautions to be implemented in accordance with such programme as the Grantor and BRT may from time to time agree and the reasonable costs of which shall be shared between them on such basis as they may agree or in default of agreement settled pursuant to the provisions of Clause 9.1.

6.5	Repair

6.5.1	To keep the Installation (other than the Ducts and Manholes) in proper repair and in a safe condition and upon abandonment of the Installation or any part of it (which may include Ducts or Manholes) to render it permanently safe to the extent this is reasonably practicable given the nature of the Installation at the relevant time;

6.5.2	Upon discovering that any section of Ducts (or any associated Manholes) is in a state of disrepair which is dangerous to people or liable to give rise to Railway Disruption forthwith to carry out such temporary emergency works (if any) as may be required to make the same safe and to inform the Grantor of the location and nature of the disrepair;

6.5.3	To maintain appropriate safety precautions in relation to the Installation in accordance with good electrical and telecommunications engineering practice from time to time;

6.6	Alteration

6.6.1	Not to make any material physical alteration or addition to the Installation and not without the prior written consent of the Grantor (not to be unreasonably withheld or delayed), and subject to the condition that BRT shall comply with Clauses 6.6.1.2-5 in any such case, to make any other alteration or addition to the Installation (and for the purposes of this sub-clause 6.6.1 a “material physical alteration or addition” shall be any alteration or addition other than any works relating to renewal or replacement of any part of the then existing Installation or any works to BRT Apparatus (including addition or enhancement of BRT Apparatus) within the Ducts);

6.6.1.1	no alteration or addition to the Installation shall be made pursuant to this Deed unless BRT shall first have obtained the consent of any occupant of any part of the Grantor’s Land affected by such alterations or addition (and the Grantor shall render to BRT such assistance in obtaining that consent as BRT shall reasonably require and shall not object to the granting of such consent);

6.6.1.2	any such works to which the Grantor consents shall be carried out in accordance with plans and specifications approved by the Grantor (such approval also not to be unreasonably withheld or delayed) and (if so reasonably required by the Grantor) under the superintendence of the Grantor and to the reasonable satisfaction in all respects of the Grantor and to the satisfaction of any authority or body having jurisdiction;

6.6.1.3	BRT shall keep all records describing alterations or additions to the Installation available for inspection by the Grantor upon reasonable request and shall provide copies thereof to the Grantor upon reasonable request;

6.6.1.4	any such works shall be carried out in a manner which complies with the provisions of Clause 3.1;

6.6.2	To carry out any works (including removal of any part of the Installation) as the Grantor may from time to time by notice to BRT direct in order to give effect to or to accommodate any variation, reduction, modification or extinguishing of any of the Rights pursuant to Clause 5.2

6.7	Environmental Protection

6.7.1

To notify promptly the Grantor (and where such notification is given orally promptly to confirm such notification in writing) of any circumstances of which BRT is aware and which it is reasonably foreseeable could give rise at any time to any material Environmental Damage (and provided that in relation to noise and vibration notification need only be given if it is the subject of a complaint or order or other notice) and to exercise due diligence at all times to inform itself of any such circumstances as would require such notification.

6.7.2	Not to deposit on the Grantor’s Land or any Adjacent Property any waste.

6.7.3	To take and complete promptly whatever action is required to prevent mitigate or remedy any Environmental Damage which results from any operations pursuant to the provisions of this Deed of BRT or its licensees or others for whom it is responsible Provided That the Grantor shall be notified in writing in advance of any action proposed under this paragraph and shall be entitled to require that any such action be supervised by the Grantor or any environmental consultant appointed by the Grantor (at the cost of BRT) and where BRT fails to take or complete such action within a reasonable time or to the reasonable satisfaction of the Grantor then the Grantor shall be entitled to take or complete such action as it considers necessary and to recover from BRT the reasonable cost (including all appropriate professional fees) of taking or completing such action.

6.7.4

To be responsible for and keep the Grantor indemnified from and against all actions, claims, proceedings, losses, damage, expenses, costs, demands and liabilities (including costs reasonably incurred in investigating or defending any claim, proceeding, demand or order and any expenses reasonably incurred in preventing, avoiding or mitigating loss, liability or damage) resulting from Environmental Damage (including any costs incurred by the Grantor under Clause 6.7.3) to the extent that the Environmental Damage shall have occurred in consequence of any act or omission of BRT or others for whom it is responsible.

6.8	Excavations

Not in executing the Works to carry out any continuous unsupported excavation nor to do anything which will or might endanger the safety or stability of any railway or of any Adjacent Property.

6.9	Equipment on Grantor’s Land

Not to damage or tamper with or endanger the plant, equipment and other installations on the Grantor’s Land.

6.10	Existing Agreements

6.10.1	BRT will perform and observe all the undertakings, conditions and obligations on the part of the British Railways Board or other grantors pursuant to the Existing Agreements and not knowingly do anything in the exercise of the Rights which would be a breach thereof;

6.10.2	So far as the same relate to the subject matter of this Deed BRT will not knowingly do anything which would contravene:-

6.10.2.1	any of the Grantor’s obligations under any servitude, wayleave, lease or sub-lease under which the Grantor itself has an interest in such subject matter or the relevant part of the Burdened Land; or

6.10.2.2	any other obligation, condition, restriction or other provision binding the Grantor in relation to such subject matter or the relevant part of the Burdened Land;

Provided That BRT shall not be deemed to be in breach of these obligations in the event and to the extent that details of the matters referred to in this Clause 6.10 have not been disclosed by the Grantor to BRT.

6.11	Dealings

Subject in all respects to the provisions of Clause 3.6:-

6.11.1	Not to assign any part or parts (as distinct from the whole) of the benefit of this Deed or of the Rights;

6.11.2	Not to assign the whole of the benefit of this Deed or of the Rights Provided That the consent of the Grantor to an assignation of the whole of the benefit of this Deed together with the Rights which complies with this Clause 6.11 shall not be unreasonably withheld or delayed;

6.11.3	Prior to any assignation to procure that the assignee enters into a direct agreement with the Grantor (whose proper and reasonable costs shall be paid by BRT on a full indemnity basis) to pay the monies payable by BRT under this Deed and to perform and observe the obligations of BRT contained in this Deed during the residue of the Term Provided That where the assignee is more than one person the obligations under such agreement shall be undertaken jointly and severally by all such persons;

6.11.4	If the Grantor shall reasonably so require to procure that prior to any assignation a guarantor whose financial standing shall have been approved in writing by the Grantor (such approval not to be unreasonably withheld or delayed) as primary obligant (and not merely as guarantor) shall enter into a like agreement with the Grantor (whose proper and reasonable costs shall be paid by BRT on a full indemnity basis) and who shall further agree with the Grantor to indemnify the Grantor from and against all actions, claims, costs demands, expenses, liabilities and losses arising from any breach by the assignee of the obligations on the part of BRT or conditions contained in this Deed;

6.11.5	Prior to any assignation such guarantor or guarantors (if any) shall enter into agreements with the Grantor to the effect that:-

6.11.5.1	the liability of the guarantors shall not be released, exonerated or in any way affected by any neglect, time or forbearance of the Grantor in enforcing any payment or obligation or condition or any disclaimer of this Deed by a liquidator or a trustee in bankruptcy or the fact that BRT (being a company) shall be dissolved or cease to exist or the determination of this Deed as provided in Clause 10.1 or the release of any one or more persons for the time being constituting such guarantor or guarantors or any other act or thing (including, without limitation, the Grantor refraining from demanding or accepting any monies due under this Deed, the surrender of any part of the Rights and any variation to the terms of this Deed); and

6.11.5.2	as the Grantor may reasonably require as to the postponement of any rights of the guarantor or guarantors in respect of the assignee and its assets and as to the waiver of any right to require the Grantor to proceed in any manner or to exercise any right or remedy before proceeding or exercising any right or remedy against such guarantor or guarantors; and

6.11.5.3	each of the obligations on the part of the guarantor or guarantors given in accordance with this Clause shall enure for the benefit of the successors and assignees of the Grantor to its interest in the Grantor’s Land under this Deed without the necessity for any formal assignation to be granted.

6.11.6	Without prejudice to Clause 3.5 not to grant to third parties rights equivalent to the whole or any part or parts of the benefit of this Deed or of the Rights Provided Always That the consent of the Grantor for such grant which complies with the provisions of sub-clause 6.11.7 shall not be unreasonably withheld or delayed and Provided Further that no consent shall be required for any grant of rights which does not purport to grant to third parties rights of access to the Grantor’s Land.

6.11.7	No such grant as aforesaid shall be made otherwise than in compliance with the following terms:-

6.11.7.1	Any such grant shall be to a suitably licensed telecommunications or cable television operator;

6.11.7.2	Any such grant shall contain an undertaking by the grantee not to assign or otherwise deal with the whole or any part or parts of its subject matter without the prior consent of the Grantor and BRT subject to the proviso that the consents of the Grantor and BRT to an assignation of the whole to a suitably licensed telecommunications operator or cable television operator shall not be unreasonably withheld or delayed and any such grant shall be in a form approved by the Grantor (such approval not to be unreasonably withheld or delayed);

6.11.7.3	Any such grant shall contain:-

6.11.7.3.1	an obligation binding the grantee prohibiting the grantee from doing or suffering any act or thing which would contravene any of BRT’s obligations under this Deed; and

6.11.7.3.2	a provision entitling BRT to terminate such grant on breach of such obligation by the grantee; and

6.11.7.3.3	provisions corresponding to Clause 5.2 in such terms as the Grantor (acting reasonably) shall approve;

6.11.7.4	No such grant (whether or not by way of sub-lease) shall be made for consideration other than money or otherwise than on arm’s length terms;

6.11.8	Not to grant to any third parties rights equivalent to the whole or any part or parts of the benefit of this Deed or of the Rights for a term of more than the residue of the Term (less 3 days) as this applies to the relevant part or parts of the benefit of this Deed or of the Rights;

6.11.9	Within one month after any assignation or immediately derivative grant of the whole or any part of the benefit of this Deed or of the Rights or any devolution of the interest of BRT in it or them to give notice of it in writing to the Grantor and to produce to the Grantor a copy of the assignation or other document evidencing such dealing for retention by the Grantor;

6.11.10	From time to time on reasonable demand during the Term to furnish the Grantor with full particulars of all immediately derivative interests (including licences) of or in this Deed or the rights or any part of it or copies of plans identifying the extent of such interests, and such further particulars as the Grantor may reasonably require.

6.12	Insurance

6.12.1

Save to the extent that whilst BRT is controlled by British Railways Board such arrangements shall be effected through a self-insuring arrangement implemented by British Railways Board, throughout the Term to maintain at BRT’s own expense comprehensive public liability insurance in respect of the

Installation and all the activities of BRT with insurers of good repute for such reasonable amount as the parties may from time to time agree (or in default of agreement as may be determined pursuant to Clause 9.1) and such insurance shall include a cross liabilities clause as between the Grantor and BRT (so that the insurers do not pay out to either the Grantor or BRT and then seek to recover from the other) and:

6.12.1.1	to make available for inspection the policy and receipts for the current premium and/or provide copies and/or provide a certificate by the insurers or BRT’s brokers as to the extent and nature of cover;

6.12.1.2	if BRT shall at any time fail to insure or pay the insurance premiums in accordance with these requirements the Grantor shall be at liberty to insure instead and thenceforth to pay the premiums payable from time to time and the amount of such payments and any related costs incurred shall be repaid by BRT to the Grantor on demand;

6.12.1.3	if BRT shall become entitled to any insurance money in respect of public liability risks then BRT shall apply this to the claim, demand or liability in relation to which it shall have been received and in respect of any indemnity for such risks given by BRT to the Grantor under this Deed of Grant;

6.12.1.4	to observe and perform the conditions of the insurance policy.

6.12.2	Save to the extent that whilst BRT is controlled by British Railways Board such arrangements shall be effected through a self-insuring arrangement implemented by British Railways Board, to keep insured at BRT’s own expense the Installation from loss or damage by Insured Risks and against loss or damage due to criminal damage or terrorism for such amounts of not less than such sums as the Grantor and BRT (each acting reasonably) may from time to time agree and initially ten million pounds with a reputable insurance company or underwriters approved by the Grantor.

6.13	Indemnity

6.13.1	BRT shall indemnify the Grantor against all actions, costs, proceedings, claims and demands, losses, damage, expenses and liabilities arising directly out of any negligent act, error or omission of BRT its employees, duly authorised agents or contractors whilst exercising the Rights and maintaining the Installation or any breach of its obligations under this Deed of Grant resulting in any such case in loss damage or injury to the Grantor’s land or the Grantor’s Installation or any heritable or moveable property whatsoever or death of or injury to any person Provided That the Grantor shall not compromise or settle any such actions costs proceedings claims or demands without the consent of BRT (such consent not to be unreasonably withheld or delayed).

6.13.2	If the Grantor becomes liable to make a payment of tax in respect of any sum paid to it under sub-clause 6.13.1 BRT shall be obliged to pay the Grantor such amount as will, after such liability, leave the Grantor with the same amount as it would have been entitled to receive in the absence of such tax liability. For these purposes, if the Grantor is deprived of any relief from or right to repayment of, taxation as a result of the payment to it of any such sum under sub-clause 6.13.1 or under this sub-clause, such deprivation shall be treated for the purposes of this sub-paragraph, as a payment of tax of an amount equal to the tax liability that would otherwise have been due in the absence of such relief, or right to repayment of tax, as the case may be;

6.13.3	Amounts due from BRT under sub-clause 6.13.2 shall be due to the Grantor two working days before the Grantor is obliged to pay the tax in question;

6.13.4

If any credit, relief or deduction for the purposes of computing income, profits or gains chargeable to, or against, tax (“a Credit”) is received by the Grantor as a result of any payment by it of the type contemplated by sub-clause 6.13.1, the amount of the payment under sub-clause 6.13.2 shall nevertheless be payable in full by BRT on the date ascertained in accordance with sub-clause 6.13.3. If a credit is received by the Grantor, the Grantor shall, subject to sub-clause 6.13.5, promptly repay to BRT an amount equal to such Credit (up to the amount previously paid by or due from BRT) and without interest, save to the extent that interest is included (or allowed) in such Credit.

No credit shall be taken to have been received by the Grantor unless and until it shall have relieved the Grantor of a present obligation to pay taxation (whether by representing a Credit against profits, income or gains or against tax) or it shall have resulted in a repayment of tax;

6.13.5	If any amount due from BRT pursuant to Clause 6.13.2 relates to a payment of tax by the Grantor which is payable on the same date as the Grantor receives a Credit to which Clause 6.13.4 applies, the amount due from BRT shall be reduced by the amount of the Credit or, if the amount of the Credit exceeds the amount due from BRT, the excess shall be paid by the Grantor to BRT.

6.14	Notices of Disputes

To give notice to the Grantor of any material dispute relating to the Installation or any right granted to BRT under this Deed immediately BRT is aware of the dispute.

7.	The Grantor’s Obligations

The Grantor hereby undertakes to BRT as follows:-

7.1	Works on Burdened Land

The Grantor will not (to the extent that this does not place the Grantor in breach of any obligations to third parties subsisting at the date of commencement of the Term) do nor cause nor permit to be done on the Burdened Land any works which would not concur with standards of good practice (including but not limited to railway group standards as amended from time to time) provided that neither this restriction nor any restriction implied by virtue of the grant of the Rights;

7.1.1	shall affect anything otherwise permitted by this Deed;

7.1.2	shall prevent any alteration to, or the deposit of anything upon, or the carrying out of any works over the relevant part of the Burdened Land so as to interfere with the Installation or its support or covering, or to obstruct access to it where (in the case of material and prejudicial interference or obstruction) BRT’s prior written consent has been obtained (which BRT undertakes will not be unreasonably withheld or delayed, provided that the costs of compliance with any reasonable requirements of BRT and of any protective measures reasonably stipulated by BRT shall be borne by the Grantor);

7.1.3	shall apply to any of the Grantor’s Land which is at the date hereof let or subject to an agreement for letting Provided That where any such letting or agreement for letting incorporates provisions equivalent to those set out above in this Clause 7.1 the Grantor will if so requested by BRT take such steps, excluding proceedings for forfeiture, as may reasonably be required by BRT for the enforcement of such provisions, subject to BRT bearing all related costs and affording reasonable security for this if so requested.

7.2	Perfect Grant

7.2.1	The Grantor shall at any time upon the request of BRT do or cause to be done all such acts, deeds, documents and things either severally or jointly with third parties as may reasonably be required by BRT to give effect to this Deed and/or to perfect and complete the grant of the Rights and authority hereby conferred upon BRT, or to perfect the grant of rights by BRT to third parties in accordance with Clause 3.5;

7.2.2	The Grantor binds and obliges itself to take its successors bound by the terms of the Deed (including this provision 7.2.2 and the provisions of Clause 7.2.1).

7.3	Dealings

7.3.1	Not to dispose of or grant or create any interest in or over the whole or any part of the Burdened Land insofar as the same may affect the Rights without insuring that such disposal, grant or creation is expressed to be subject to the Rights;

7.3.2	The Grantor undertakes upon the event of each and every disposal of any part or parts of the Burdened Land (“disposal” in relation to this Sub-Clause meaning any transfer of the Grantor’s heritable or lease interest in the Burdened Land or any part thereof to any other party) to deliver to BRT at least five working days prior to the date of completion of such disposal a validly executed Deed of Servitude in the same form mutatis mutandis of the style of Deed of Servitude forming Part Two of the Schedule, the Grantor and BRT acting reasonably in relation to any necessary changes.

7.4	Electrical, etc. Interference

The Grantor shall ensure that in the exercise of the rights reserved by Clauses 5.3, 5.4 and 5.5 nothing is done (save in respect of use of now existing Grantor’s Installation and any other now existing plant, equipment or installation or any replacement or renewal of them in any case on a like for like basis) which shall cause electrical or other interference with the operation of any telecommunication apparatus being part of the Installation (and in this sub-clause “interference” shall mean interference which is material to the operation or physical state of the apparatus interfered with).

7.5	Indemnities

7.5.1	By way of indemnity only for so long as the Existing Agreements shall be in force the Grantor shall not do anything which would be a breach of any of the covenants, conditions and obligations on the part of British Railways Board or other grantors of the Existing Agreements as the same were in force prior to the commencement date hereof;

7.5.2	The Grantor shall fully and effectually indemnify (up to the Limit of Indemnity) BRT against all costs that BRT may reasonably incur in complying with the provisions of Clauses 5.2 and 8.2 and in respect of any costs that BRT may reasonably incur in taking such steps as may be necessary to enable BRT to provide continuity of supply of telecommunication services (as defined in Section 4 of the Telecommunications Act 1984) to BRT’s customers directly arising out of the works envisaged in the said Clauses 5.2 and 8.2.

7.6	Third Party Restrictions

In the event that the Grantor grants rights to any third party in relation to the Burdened Land

7.6.1	to impose obligations with regard to repairs to the Burdened Land that are consistent with the terms of this Deed;

7.6.2	to impose obligations applying railway group standards as amended from time to time and other relevant safety and operating standards (where applicable).

7.7	Quiet Enjoyment

That BRT on performing and observing the conditions contained in this Deed and on its part to be performed and observed shall quietly enjoy the Rights for the Term without any interruption by the Grantor or any person lawfully claiming under or in trust for the Grantor Provided always that neither the carrying on by the Grantor of its undertaking on the Burdened Land and/or the Grantor’s Land in exercise of and subject to its statutory and common law obligations nor the grant by the Grantor of any permission or permissions properly given for any person to use railway facilities nor any vibration or electrical or other interference with any part of the Installation caused by railway traffic shall constitute either a breach of the obligations of the Grantor under this sub-clause or a derogation from the Grantor’s grant.

8.	Rights Reserved by the Grantor in the Exercise of its Functions

If and for as long as the Grantor shall be British Railways Board, any successor in title to or assignee of the Board’s undertaking or any successor to its functions or any relevant part thereof, then:-

8.1

Save to the extent covered by the grant of the Rights but subject nevertheless to the following provisions of this Clause 8, the Grantor shall be at liberty to discharge its statutory duties and powers as subsisting from time to time and BRT shall relieve the Grantor of any costs, charges, expenses, liabilities, losses and damages incurred or suffered by BRT as a result;

8.2	The Grantor shall at all times, after prior consultation with BRT, be at liberty at no expense to BRT to construct or erect any works that it may reasonably deem necessary over, under, alongside or within the Burdened Land and to raise, widen or alter the Grantor’s railway or works Provided That;

8.2.1	if it should be found that the Installation interferes with the erection of any building or buildings or the construction or maintenance of any lines of rails or works upon, over or above the Grantor’s railway or the Grantor’s Land or with the alteration, repair or abandonment of any works the Grantor shall so inform BRT whereupon the parties shall consult on and agree the appropriate arrangements to deal with the matter and, if the parties cannot agree, such arrangements shall be determined in accordance with the provisions of Clause 9.1;

8.2.2	any such arrangements shall be implemented with the minimum of attendant deviation, disruption or damage to the Installation and once implemented shall not hinder or impair the proper functioning of the Installation.

9.	Agreements and Declarations

9.1	Arbitration

Any dispute arising hereunder shall be determined by a single arbiter to be agreed upon between the parties hereto or failing such agreement to be appointed on the application of either party by the Chairman for the time being of the Scottish Branch of the Royal Institution of Chartered Surveyors.

9.2	Trade Fixtures

For the avoidance of doubt it is hereby declared that the Installation is to be treated as trade fixtures and not heritable fixtures and BRT shall be entitled to remove the same at any time subject to making good any damage thereby caused and in the event that such damage cannot be made good BRT shall pay compensation therefor being such reasonable sum as shall not exceed the reasonable cost of making good such physical damage (taking account of any sum paid or payable by BRT under any other provision of this Deed in respect of the same subject matter the sum to be agreed or, if the parties cannot agree, to be determined in accordance with the provisions of Clause 9.1) and for the avoidance of doubt Value Added Tax shall only be included as part of such reasonable cost to the extent that the Grantor cannot obtain a full credit for such Value Added Tax pursuant to s.26 Value Added Tax Act 1994.

9.3	Notices

Any notice under this Agreement shall be in writing and signed by or on behalf of the party giving it and may be served personally or by prepaid first class letter or fax (and, in the case of fax, confirmed by prepaid first class letter) to the address as follows:

The Grantor:	BRT:
Attention: Director - Estate Management British Rail Property Board 1 Eversholt Street London NW1 2DD	Attention: Commercial Director BR Telecommunications Limited The Podium 1 Eversholt Street London NW1 2DD

Fax: 0171 214 9890	Fax: 0171 391 8278

or to such other address as shall previously have been notified by one party to the other under this Agreement, on not less than ten (10) days’ prior written notice. Any such notice shall be deemed to have been received, in the case of posted notice, 48 hours after posting and in the case of a fax, at the time of transmission. Save as otherwise provided herein, any notice or other communication received on a day which is not a Business Day or after 5.00 pm local time on any Business Day shall be deemed to be received on the next following Business Day.

9.4	Group Companies

The Rights shall be exercisable by any Group Company of BRT as well as by BRT but subject always to compliance with the obligations of BRT under this Deed and for such purpose any act or omission of or state of affairs affecting any Group Company of BRT shall be deemed to be done or not done by or to affect (as the case may be) BRT.

9.5	No Implied Rights

Nothing in this Deed shall:

9.5.1	confer on BRT any right to the benefit of or to enforce any obligation or agreement contained in any other instrument relating to any other property (except as expressly provided herein) or limit or affect the right of the Grantor to deal with the Adjacent Property at any time in such manner as may be thought fit (without prejudice to the rights expressly granted to BRT under this Deed);

9.5.2	impliedly confer upon or grant to BRT any servitude or wayleave, right, liberty, privilege or advantage other than those expressly granted by this Deed.

9.6	Supervision by Grantor

No liability shall attach to the Grantor by reason of any supervision, approval or inspection given or made by or on behalf of the Grantor in respect of any works of repair or reinstatement carried out by or on behalf of BRT, nor shall any such approval or inspection prejudice or derogate from the obligation of BRT to observe and perform the undertakings and conditions on BRT’s part contained in this Deed.

9.7	No Implied Warranties

BRT confirms that it has not in entering into this Deed relied on any express or implied warranty or representation (whether oral or written) of any kind whatsoever.

9.8	Safety, etc

To the extent that no other statement of safety responsibility in respect of the Rights exists, and is agreed with the Grantor as supplanting the following provisions, BRT acknowledges that it is to:

9.8.1	be responsible for safety in the exercise of the Rights; and

9.8.2	so far as is reasonably possible ensure that in all activities on the Grantor’s Land of BRT or those for whom BRT is responsible and which relate to or could affect the Grantor’s railway there is compliance with railway group standards as amended from time to time and other relevant safety and operating standards and those activities which may entail necessary Railway Possessions or Electrical Isolations shall be pre-planned so far as possible to enable this to be done with minimum inconvenience to railway operations;

9.8.3	act as the person having control of the Rights for the purposes of s.4 Health & Safety at Work etc Act 1974 but so that where as a matter of law the Grantor would be such a person BRT shall nonetheless (as between grantor and grantee) assume that responsibility;

9.8.4	advise the Grantor forthwith of any incident arising from the exercise of the Rights affecting the safety of the Grantor’s railway;

9.8.5	so far as reasonably possible ensure that all persons who have access to the Grantor’s Land in exercise of the Rights observe all safety requirements notified to BRT in relation to electric traction equipment at or in the vicinity of the Installation and any relevant part of the Grantor’s Land;

9.8.6	so far as reasonably possible ensure that all persons working or otherwise present at the Installation in proximity to the Grantor’s railway do not present a danger to the safe operation of that railway;

9.8.7	so far as reasonably possible ensure that in the exercise of any rights under this Deed which may involve entry upon the Grantor’s Land those concerned act in full compliance with railway group standards as amended from time to time and other relevant safety and operating standards and with any requirements properly made by the Grantor from time to time in the interests of safety.

BUT in the event of conflict between this statement and any otherwise by law applying the latter shall prevail.

9.9	Force Majeure

Neither party shall be liable to the other under this Agreement for any loss or damage which may be suffered by the other party due to any cause beyond the first party’s reasonable control including without limitation any act of God, inclement weather, failure or shortage of power supplies, flood, storm, drought, lightning or fire, strike, lock-out, trade dispute or labour disturbance, the act or omission of Government, highways authorities, or other competent authority, war, military operations, riot, civil commotion, malicious damage or compliance with any overriding emergency procedures.

9.10	Use of Physical Capacity

Both parties expressly agree and declare that in exercising the Rights granted to BRT and the rights reserved to the Grantor each party shall give the maximum practicable notice to the other of an intention to install or alter, or add to, any telecommunication apparatus in the Ducts with a view to the parties agreeing how to make the best practicable use of physical space within the Ducts.

9.11	Restrictive Trade Practices

9.11.1	Notwithstanding any other provisions of this Deed, no provision of this Deed which is of a nature as to make this Deed liable to registration under the Restrictive Trade Practices Act 1976 shall take effect until the day after that on which particulars have been duly furnished to the Director General of Fair Trading pursuant to that Act;

9.11.2	For the purposes of this paragraph “this Deed” shall include any agreement forming part of the same arrangement.

9.12	Partial Invalidity

If any term or provision of this Deed or the application thereof to any person or circumstances shall to any extent, be invalid or unenforceable, the remainder of this Deed or application of such term or provisions to persons or circumstances other than those as to which it is already invalid or unenforceable shall not be affected thereby and each term and provision of this Deed shall be valid and be enforceable to the fullest extent permitted by law. The parties shall negotiate in good faith to replace the invalid or unenforceable provision(s) by substitute provision(s) which will maintain the economic purposes and intentions of the parties in entering into this Deed.

10.	Termination

10.1	This Deed is entered into on the condition that on the occurrence of any of the events mentioned below it shall be lawful for the Grantor by notice to BRT to terminate this Deed forthwith, when this Deed shall come to an end but without prejudice to any claim by either party in respect of prior breach by the other of its obligations. The events are:

10.1.1	If there shall be a substantial or material failure in the performance or observance of any obligation of BRT or conditions contained in this Deed which if capable of being remedied is not started to be remedied within 60 days of the giving of notice by the Grantor to BRT requiring remedy and diligently proceeded with; or

10.1.2	If there shall be repeated failures (whether or not remedied) in the performance or observance of BRT’s obligations contained in this Deed concerning safety; or

10.1.3	If there shall be a substantial or material failure in the performance or observance of any obligation of BRT or conditions contained in this Deed which is incapable of being remedied; or

10.1.4	If BRT and/or any guarantor of BRT (being a company) shall have a winding-up petition or a petition for an administration order presented in respect of it, or if it shall itself pass a winding-up resolution (save for the purpose of reconstruction or amalgamation into a solvent company reasonably approved by the Grantor), or if an administration order shall be made in respect of it, or if it shall otherwise enter into liquidation, be wound-up or otherwise cease to exist (save for the purpose of reconstruction or amalgamation into a solvent company reasonably approved by the Grantor) or if a receiver or administrative receiver or receiver and manager shall be appointed in respect of all or any part of its undertaking, or if application is made under s.425 Companies Act 1985 in respect of it, or if it shall call a meeting of or enter into or propose that there be entered into any arrangement, scheme or composition with creditors.

10.2	BRT (without prejudice to its other rights) shall have the right to determine this Deed:

10.2.1	forthwith upon written notice to that effect given to the Grantor in the event that the Licence under which BRT has the right to run a telecommunication system or any replacement thereof expires or is terminated or revoked in which event BRT shall give to the Grantor the maximum practicable notice of termination;

10.2.2	in any event by not less than twelve months’ notice in writing. PROVIDED That any such determination shall be without prejudice to any claim by either party in respect of prior breach by the other of its undertakings or obligations.

10.3	Either party (without prejudice to their other rights) shall have the right to determine this Deed with effect from Thirty first March Two thousand and Forty six or on Thirty first March in any subsequent year by giving to the other not less than twelve months’ notice in writing Provided That any such determination shall be without prejudice to any claim by either party in respect of prior breach by the other of its obligations.

11.	Limitation of Provisions of Deed

For the avoidance of doubt this Deed shall not bind (and BRT shall have no rights pursuant to this Deed against the Grantor in respect of or over) any property which:-

11.1	at any time ceases to be Grantor’s Land at a time when it is not part of the Burdened Land; or

11.2	(whilst remaining Grantor’s Land) is or becomes subject to a lease or sub-lease granted by the Grantor (or any predecessor) for a term (when originally granted) of 75 years or more at a time when it is not part of the Burdened Land; or

11.3

is specified in a written notice given by the Grantor to BRT (and to which a plan shall be annexed identifying the land in question on a scale sufficient for the purpose of identification and based on a current Ordinance Survey extract for the area) to which BRT does not within 60 day of service respond identifying the Installation on such land as at that date, and in the event of BRT identifying such Installation the provisions of Clause 7.3 shall apply to the extent relevant and in the event of BRT failing to so identify any Installation on such land within such 60 day period, BRT shall acknowledge in writing (in a form reasonably required by the Grantor) that the land in question has been released from and is no longer affected by the provisions of this Deed.

12.	Delegation by Grantor

The Grantor shall be entitled to delegate its powers (including the power to give any approval or consent) under this Deed to any extent and to such person or company as the Grantor may from time to time determine and to retain agents and contractors to perform any of its obligations and to exercise any of its rights and privileges under this Deed on its behalf Provided Always That the Grantor shall give to BRT not less than 7 day prior written notice of such delegation: IN WITNESS WHEREOF these presents, consisting of this and the Fifty Four preceding pages, together with the Schedule in two parts annexed hereto, are executed as follows:- they are sealed with the common seal of the British Railways Board and subscribed for them and on their behalf by David Garth Griffin-Smith, their Assistant Secretary, at London on the Nineteen day of June Nineteen Hundred and Ninety Five; and they are sealed with the common seal of BR Telecommunications Limited, and are subscribed for them and on their behalf by John Drake, one of their Directors, and Graham Hewett, their Company Secretary, together at London on the Nineteenth day of June Nineteen Hundred Ninety Five.

THE SCHEDULE, PART ONE

Enabling provisions for determination of Line Possessions,

Electrical Isolations and Railway Disruption (Clause 3.1.6)

In relation to Line Possessions, Electrical Isolations and Railway Disruption (whether or not associated with Line Possessions and/or Electrical Isolations) arising from works or activities of BRT or any person claiming under or through it pursuant to exercise by BRT or such person of the Rights:-

1.	Such procedures and arrangements shall apply as the Grantor shall from time to time determine (having regard without limitation to the operation of the Grantor’s railway and railway group standards as amended from time to time and other relevant safety and operating standards) and (for the avoidance of doubt but without limitation) the Grantor shall be entitled to determine that different procedures and arrangements shall apply:-

1.1	in different geographical areas;

1.2	in case of emergency (when compared with those to apply in the case of pre-planned works or activities);

1.3	as between different categories of works or activities.

2.	Without prejudice to the generality of this the Grantor shall confirm to BRT the grant (or otherwise) of Line Possessions, Electrical Isolations and provision for Railway

Disruption within a reasonable period from receipt by the Grantor of a request (complying with such procedures and arrangements) made by BRT, and if granted, to take effect in accordance with such procedures and arrangements.

3.	Without prejudice to the generality of this, the Grantor shall consider any application made by BRT, in compliance with such procedures and arrangements, for the grant of any Line Possessions, Electrical Isolation or provision for Railway Disruption and within a reasonable period from receipt of such application shall determine it in accordance with such procedures and arrangements and confirm the grant (or refusal) thereof to BRT in accordance with such procedures and arrangements.

THE SCHEDULE, PART TWO: Form of Deed of Servitude (Clause 7.3)

DEED OF SERVITUDE

by

BRB (as after defined) OF THE FIRST PART

in favour of

BRT (as after defined) OF THE SECOND PART

1.	Definitions

In this Deed of Servitude the following expressions shall have the meanings and effect set opposite them:-

Act	includes every existing or future Act of Parliament and every existing or future instrument, scheme, rule, regulation, bye-law, order, code of practice, notice, direction, licence, consent or permission made or given under any of them and reference to an Act includes any amendment, extension or re-enactment of it for the time being in force.

Adjacent Property	all or any part of the land, buildings, structures or other works (including railway track and other rail infrastructure) not included in the Installation but for the time being adjoining, above, below or near the Installation and whether or not belonging to BRB.

Agreement	the Agreement in respect of Telecommunication Apparatus between (1) BRB and (2) BRT dated [●] Nineteen hundred and Ninety five.

Basic Rate	the base lending rate for the time being of such London Clearing Bank as BRB may from time to time prescribe in writing; Provided that if for any reason it is impossible or impracticable to ascertain the base lending rate of any London Clearing Bank then the Basic Rate means the rate of interest from time to time reasonably prescribed in writing by BRB as reasonably equivalent.

BRB	British Railways Board [here insert designation] [or insert designation of BRB’s successors as appropriate and make consequential amendments] and their successors whomsoever in title to the Subjects.

BRB’s Installation	any Telecommunication Apparatus (including Cable) laid, installed or mounted in, on, under or over the Subjects which does not form part of the Installation.

BRB’s Surveyor	the person from time to time appointed by BRB to act

as its Surveyor in respect of matters relating to this Deed and may be a person employed by or otherwise connected with BRB or any Group Company of BRB.

BRT	a company incorporated under the Companies Acts (Registered Number 02495998) and having its Registered Office at Euston House, Twenty four Eversholt Street, London NW1 1DZ [or insert designation of BRT’s successors as appropriate] and their successors and assignees whomsoever.

BRT Apparatus	all Telecommunication Apparatus used by BRT at the date of this Deed or subsequently laid, installed, or mounted by BRT within a Duct pursuant to this Deed (including for the avoidance of doubt BRT Owned Apparatus and Leased Cable) and any apparatus replacing or renewing that existing at First April Nineteen hundred and Ninety four excluding any such apparatus which is subsequently abandoned by BRT.

BRT Owned Apparatus	any BRT Apparatus excluding Leased Cable and Ducts.

BRT Transfer Scheme	the BRT Transfer Scheme dated Thirtieth March Nineteen hundred and Ninety four made pursuant to the Railways Act 1993.

Business Day	Monday to Friday every week of the year, but excludes bank and public holidays in any part of Great Britain.

Cable	all or any part of any wire, cable, optical fibre or the

like (including its immediate casing or coating) which is designed or adapted for use in the running of a Telecommunication System laid or to be laid in the Ducts pursuant to the provisions of this Deed.

Ducts	all or any part of pipes, conduits and relevant conducting media, the cable ducts, troughs, tubes, channels, cable trays, trunking or risers or other structure housing or supporting Telecommunication Apparatus on or in the Subjects and used by BRT at First April Nineteen hundred and Ninety four or to be used by BRT pursuant to this Deed.

Environmental Damage	any injury or damage to persons, living organisms or property (including offence to man’s senses) or any pollution or impairment of the environment resulting from the discharge, emission, escape or migration of any substance, energy, noise or vibration.

Existing Agreements	the leases, subleases or other derivative interests BRB has in the Subjects and all agreements granting rights in respect of telecommunication apparatus to third parties over the Subjects which are now in force. [Insert specific reference to Existing Agreements which actually apply to the Subjects]

Finance Lease	the Finance Lease dated Thirtieth June Nineteen hundred and Ninety four and made between Railtrack plc and BRT.

Group Company	any company which for the time being is a member of

the same group of companies (within the meaning given to that expression in s.42 Landlord and Tenant Act 1954) as BRB or BRT (as the case may be) other than a company which is at any time or was at any time the grantee or an assignee of any of the Existing Agreements and (for the avoidance of doubt) whether or not such Existing Agreements shall subsist at any relevant time.

Installation	all or any part of the BRT Apparatus and any other related Telecommunication Apparatus.

Insured Risks	fire, lightning, explosion, aircraft (including articles dropped from aircraft), riot, civil commotion, malicious persons, earthquake, storm, tempest, flood, bursting and overflowing of water pipes, tanks and other apparatus and impact by road vehicles.

Leased Cable	BRT Apparatus which will be or is or was at any time part of the subject matter of the Finance Lease.

Limit of Indemnity	initially in the case of liability of or claims against BRT the sum of [limit of indemnity to be agreed between the parties, acting reasonably, taking into account the nature of the Subjects] and initially in the case of the liability of or claims against BRB the sum of [limit of indemnity to be agreed between the parties, acting reasonably, taking into account the nature of the Subjects] but each sum shall be increased with effect from each anniversary of the last date of execution hereof so that each such sum shall be increased by the same proportion as the increase in the Retail Prices Index (as hereinafter defined) over the preceding year and the relevant Limit of Indemnity in relation to any incident shall be that applying at the date of such incident.

the Manholes Plan	manholes and joint bays associated with the Ducts, the plan annexed and executed as relative to this Deed.

Planning Acts	the Town and Country Planning (Scotland) Acts 1947 - 1977, the Local Government and Planning (Scotland) Act 1982 and the Town and Country Planning Act 1984 and any Act for the time being in force of a similar nature and any laws and regulations intended to control or regulate the construction, demolition, alteration or change of use of land or buildings or to preserve or protect the environment or the national heritage.

Retail Prices Index	means the “all items” figure of the general index of retail prices as published in the monthly digest of statistics by the Central Statistics Office or if such index shall cease to be published such other index as may be officially published in substitution therefor or in further substitution for any substitute and if none shall be so published such other reasonable equivalent index as the parties may agree or in default of agreement as may be determined by the arbitration provisions of this Deed.

Subjects	ALL and WHOLE [here insert description of subjects which are to be disposed of by BRB (or part thereof as appropriate) shown outlined red on the Plan].

Telecommunication Apparatus	has the meaning contained in paragraph 1 of the Telecommunications Code (Schedule 2 to the Telecommunications Act 1984).

Telecommunication System	as defined in Section 4 of the Telecommunications Act 1984.

Value Added Tax	Value Added Tax as provided for in the Value Added Tax Act 1994 and legislation supplemental thereto or replacing, modifying or consolidating such legislation and any reference to “VAT” shall be construed accordingly.

the Works	(1) Inspection, cleaning, maintenance, repair and (so far as permitted by this Deed) alteration, renewal and removal of the Installation;

(2) Survey of the Subjects in respect of the Installation.

2.	Interpretation

In this Deed of Servitude:-

2.1	if at any time either BRB or BRT consist of more than one person then their respective obligations can be enforced against those constituent persons jointly and severally;

2.2	every obligation in this Deed which prohibits a party from doing something includes an obligation by that party not to permit or suffer that thing to be done;

2.3	references in this Deed to costs of BRB or BRT include reasonable and proper in-house or administrative costs;

2.4	“person” includes any firm, body, company or corporation or any other individual authorised by any such firm, body, company or corporation;

2.5	words importing the neuter gender only shall include the masculine or feminine gender (as the case may be) and words importing the masculine gender only shall include the feminine and vice versa;

2.6	words importing the singular number shall include the plural number and vice versa:

2.7	references to Clauses and Sub-Clauses are to the clauses and sub-clauses in this Deed;

2.8	the clause headings appearing in this Deed are for convenience only and do not form part of the text of this Deed and shall not affect the construction of this Deed;

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3.	CONSIDERING THAT in terms of the Agreement BRB undertook to grant Deeds of Servitude in certain circumstances in favour of BRT and further considering that such circumstances have arisen in respect of the Subjects, NOW THEREFORE We, BRB, in implement pro tanto of Clause 7.3.2 of the Agreement but without payment of any consideration Do Hereby GIVE, GRANT and DISPONE to and in favour of BRT the following heritable and irredeemable servitude rights:-

(FIRST)	The right to enter upon the Subjects (with or without workmen, vehicles, plant, machinery and equipment) to carry out the Works but subject to the following obligations:-

(1)	the Works shall be carried out in a good and workmanlike manner;

(2)	access to the Installation shall be over such route over the Subjects and the Adjacent Property as BRB shall reasonably require;

(3)	the Works shall be carried out and any necessary access over the Subjects shall be taken at such time as is reasonable and in such manner as is reasonable in all circumstances causing as little damage and disturbance as is reasonably possible and BRT shall make good any damage so done without delay and in a good and workmanlike manner;

(4)	BRT shall comply with [railway group safety standards as amended from time to time and other] relevant safety and operating standards and [public rules relating to railway access in force from time to time {as regards length of notice and otherwise, BRT being responsible for compliance with such standards}];

(5)	BRT shall comply with the requirements from time to time prescribed pursuant to Part One of the Schedule to the Agreement;

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(6)	without prejudice to the foregoing BRT shall comply with BRB’s reasonable requirements of which written notice is from time to time given to BRT;

(7)	in relation to access over any part of the Subjects which is from time to time subject to a lease or sub-lease or other agreement granted by BRB to an independent third party (and in addition to and not in substitution for the foregoing) BRT shall:-

(i)	give (except in emergency or in instances of non-routine maintenance when the maximum practicable notice shall be given) not less than 14 days’ prior written notice to the occupant or such longer period of notice to which the occupant may be entitled under the terms of the relevant lease or agreement (and details of which BRB shall promptly provide to BRT upon specific written request to BRB for such information);

(ii)	comply at BRT’s expense with the occupant’s reasonable requirements in relation to safety or security and give due consideration to the occupant’s representations regarding the impact on its operations of such entry and any Works to be carried out;

(iii)	in the exercise of such right cause as little damage and inconvenience as is reasonably practicable to

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the occupant and make good all damage caused in the exercise of such right;

(SECOND)	The right to use the Installation for the purpose of its Telecommunication System for the transmission of telecommunications signals of whatsoever description and, without prejudice to the foregoing, for the purpose in particular of its Designated Undertaking (as defined in the BRT Transfer Scheme);

(THIRD)	The right of support for the Installation from the Subjects but (without prejudice to Clause (FIRST) above) excluding as an incident of the grant pursuant to this Clause (THIRD) any right to enter the Subjects and excluding support from mines and minerals under the Subjects or under the Adjacent Property;

(FOURTH)	The right to use for the passage of electricity and any other services required by BRT for consumption by the Installation all ducts, troughs, conduits, mains, pipes, wires (whether or not overhead), lines and cables and other conducting media now or later laid in, on, under, through or over the Subjects or in, on, under, through or over any other property across which BRB shall have sufficient rights and to connect in to them in a manner and location previously approved in writing by BRB (such approval not to be unreasonably withheld) subject to BRT causing as little damage, disturbance and inconvenience as possible and forthwith making good all damage so caused;

(FIFTH)	The right to grant (or require that the Grantor take such steps or enter into such agreements as shall be necessary to grant) for

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“commercial activities connected with telecommunications” (as that phrase is defined in Section 4 of the Telecommunications Act 1984) to third parties rights over the subject matter of this Deed of a nature and type similar to those granted to BRT under this Deed and which shall not be in breach or cause of a breach of any of the conditions and obligations on the part of BRB or its predecessors in title under the terms of the Existing Agreements and as BRB shall approve (such approval not to be unreasonably withheld or delayed);

4.	BRT’s Obligations

BRT binds and obliges itself to BRB:-

4.1	Payments

To pay without deduction, withholding or set-off (save as required by statute):-

4.1.1	Outgoings

promptly (and to BRB if BRB pays any of these instead) all rates, taxes, charges, duties, impositions, assessments and outgoings (even new kinds of these) relating to this Deed, the rights granted hereunder or the Installation including any assessed against BRB and including a fair proportion (to be determined by BRB’s Surveyor, acting reasonably) of all such sums which are not separately assessed or payable and any payment made in lieu of rates under the Local Government Finance Act 1988 or any legislation amending or replacing this shall be treated as a payment of rates except that:-

4.1.1.1 this shall not oblige BRT to pay:-

4.1.1.1.1	tax assessable on BRB in respect of the payments to BRB under this Deed;

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4.1.1.1.2	tax assessable on BRB in respect of consideration paid to BRB in connection with any dealing with its interest in the Subjects;

4.1.1.1.3	interest, fines, penalties or surcharges payable by BRB in consequence of BRB’s delay or default;

4.1.1.2	BRT in the event of dispute as to the proportion payable (where apportionment is entailed) shall pay that sum which is undisputed and may refer determination of the balance to arbitration in accordance with the provisions of Clause 7.1 but

4.1.1.2.1	in the absence of having done so within a reasonable period after BRB’s demand for such monies, is to be treated as having agreed the relevant amount;

4.1.1.2.2	is to pay any amount which is determined by arbitration together with interest under Clause 4.1.4 but calculated at Basic Rate;

4.1.2	Costs

to BRB the reasonable costs and expenses which BRB may properly incur in connection with:-

4.1.2.1	preparing and serving notices and schedules relating to lack of repair of the Installation for which BRT is

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responsible under the terms of this Deed and agreeing and inspecting or supervising (where reasonably required) the works needed to remedy such lack of repair (whether before or within twelve months after the end of the Term);

4.1.2.2	dealing with any application by BRT for a consent or approval in relation to this Deed (whether or not it is given but not where consent is unlawfully withheld) including inspecting or supervising (where reasonably required) any approved works;

4.1.2.3	(except so far as charged to BRT under Clause 4.1.5) inspecting or supervising (where reasonably required) any works which do not require the consent of BRB under Clause 6.8 and supervision of any other entry pursuant to Clause 3 (FIRST);

4.1.2.4	any breach of the obligations of BRT under this Deed;

4.1.2.5

the replacement of any of the Ducts (or any sections thereof) and any associated Manholes Provided That the costs and expenses payable by BRT pursuant to this sub-clause 4.1.2.5 in respect of any particular section of the Ducts (and Manholes) shall be limited to a fair proportion of the aggregate of the costs and expenses relating to that section properly incurred by BRB from time to time and in default of agreement such proportion shall be determined in accordance with the provisions of clause 7.1 and for the avoidance of doubt the provisions of this

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clause 4.1.2.5 shall not apply to Ducts which do not house or contain BRT Apparatus;

4.1.3	Value Added Tax

4.1.3.1	Where any taxable supply for VAT purposes is made under or in connection with this Deed by one party to the other the payer shall, in addition to any payment required for that supply, pay such VAT as is chargeable in respect of it.

4.1.3.2	Where under this Deed, one party has agreed to reimburse or indemnify the other in respect of any payment made or cost incurred by the other then the first party shall also reimburse any VAT paid by the other which forms part of its payment made or costs incurred to the extent that such VAT is not available for credit for the other, or for any person with which the indemnified party is treated as a member of a group for VAT purposes, under Sections 25 and 26 of the Value Added Tax Act 1994;

4.1.4	Interest

to BRB interest at 2% per annum above the Basic Rate (both before and after any judgement) on any payment to be made to BRB under this Deed when (in the case of other sums) the payment is overdue and unpaid for more than twenty eight workings days after demand (when interest shall subject as mentioned below be paid from the due date for payment or (if later) the date of demand) but so that where BRT is to pay for any costs or expenses which BRB has

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incurred by reason of a breach of BRT’s obligations then interest shall be payable as from and including the date upon which BRB first properly incurred the costs or expenses or (if later) the date by which payment was made by BRB and notified to or demanded of BRT;

4.1.5	Work Costs

to BRB any costs reasonably and properly incurred directly arising from works or activities of BRT or any person claiming under or through it pursuant to exercise by BRT or such person as aforesaid of the rights granted hereunder which disrupt or otherwise affect BRB’s railway within the Subjects and/or cause physical damage including the following:-

4.1.5.1	costs of arranging and giving effect to Line Possessions or Electrical Isolation;

4.1.5.2	costs of Railway Disruption;

4.1.5.3	costs of BRB carrying out any temporary works reasonably deemed necessary for the protection of its railway and property and in any additional maintenance and renewal consequent upon such works;

4.1.5.4	costs of the employment of inspectors, signalmen, operating supervisors, handsignalmen and lookoutmen in compliance with railway group standards as amended from time to time and other relevant safety and operating standards;

4.1.5.5	costs of supporting the BRB’s railway structures and other property and in accommodating the effects of any subsidence;

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4.1.5.6	costs of BRB being unable to deliver in timely manner any train paths for which it may then have contracted.

Provided That to the extent that any costs payable by BRT pursuant to the provisions of this sub-clause 4.1.5 shall be attributable to the unlawful actions, or default or negligence of BRB or others authorised by it or shall also be recoverable by BRB from any third party, BRB shall give BRT credit for a fair proportion (to be determined in default of agreement in accordance with the provisions of Clause 7.1) of any such costs.

4.1.6   Deductions

All sums due hereunder shall be paid in full without any deduction or withholding (in respect of duties, taxes, charges or taxation charges or otherwise of a taxation nature) unless the deduction or withholding is required by statute in which event the payer shall:-

4.1.6.1	ensure that the deduction or withholding does not exceed the minimum amount legally required;

4.1.6.2	pay to the relevant taxation or other authorities within the period for payment permitted by the applicable law the full amount of the deduction or withholding;

4.1.6.3	furnish to the payee within the period for payment permitted by the relevant law either an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld or, if such receipts are not issued by the taxation authorities concerned, a certificate of deduction or equivalent evidence of the relevant deduction or withholding.

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4.2	Use

That BRT shall comply with the following requirements as to the exercise of the rights granted by this Deed and shall not authorise or knowingly allow anyone else to contravene them, namely:

4.2.1	nothing is to be done in the exercise of the rights granted by this Deed which may be dangerous, illegal or immoral;

4.2.2	nothing is to be done which would wilfully or knowingly cause damage, nuisance, annoyance or inconvenience to BRB or its tenants or the occupiers of any neighbouring property or the public;

4.2.3	nothing is to be brought onto the Subjects which is or may become noxious, dangerous, offensive, combustible, inflammable, radioactive or explosive except such quantity as is reasonably required for the execution of any works or which is in the nature of fuel in the tanks of vehicles or is carried lawfully in any such vehicles and in each case which accords with statutory requirements;

4.2.4	the works or structures comprising elements of the Subjects which provide support to the Installation are not to be overloaded;

4.2.5

nothing is to be done in the exercise of the rights granted by this Deed (save in respect of use of now existing BRT Apparatus or any replacement or renewal of it in either case on a like for like basis) which shall cause electrical or other interference with the operation of any Telecommunication Apparatus or other electrical equipment (whether or not part of the Installation) or any other plant equipment or installation whether located within the Ducts or in, on, over or under any Adjacent Property (and in this sub-clause “interference”

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shall mean interference which is material to the operation or physical state of the apparatus plant or equipment interfered with);

4.2.6	nothing is knowingly or wilfully to be done in the exercise of the rights granted by this Deed or otherwise in relation to the Installation which would cause the temperature of any part of the Installation or of any part of BRB’s Installation or of any plant, equipment or other installation on the Subjects to exceed that which it is constructed, designed or adapted to withstand without adverse effect on it or on its use and (in any such case) with due margin for safety;

4.3	Legislation

To comply with the requirements of every Act relating to the Installation, the rights granted by this Deed and the Works or to anything on or done in relation to the Installation or the Works.

4.4	Execution of Works and Protection of Installations

4.4.1	During the carrying out of any Works (including temporary repairs) to undertake or procure the undertaking of such temporary measures (including making a permanent repair following a temporary or emergency repair) for the protection of the Installation and BRB’s Installation and all other plant equipment and other installations wheresoever situate and all Adjacent Property, as may from time to time reasonably be considered appropriate or as BRB may from time to time reasonably specify or immediately in an emergency, and to close up such Ducts as may be opened and any other openings arising in connection with any Works without delay and in a good and workmanlike manner;

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4.4.2	To keep such parts of the Installation, BRB’s Installation and any other plant, equipment and other installations (and in particular all Cables) as shall reasonably require this, adequately protected from weather and its effects whilst any Ducts shall be opened or if there shall be any other openings in connection with any Works;

4.4.3	To take all reasonable temporary precautions during the execution of Works and any period prior to completion of making good any damage caused to secure and protect the Installation and any part of BRB’s Installation in it from unlawful interference by third parties;

4.4.4	To take all such other reasonable permanent precautions as BRB shall reasonably require from time to time to secure and protect the Installation and any part of BRB’s Installation in it from unlawful interference by third parties, such precautions to be implemented in accordance with such programme as BRB and BRT may from time to time agree and the reasonable costs of which shall be shared between them on such basis as they may agree or in default of agreement settled pursuant to the arbitration provisions of this Deed.

4.5	Repair

4.5.1	To keep the Installation (other than the Ducts and Manholes) in proper repair and in a safe condition and upon abandonment of the Installation or any part of it (which may include Ducts or Manholes) to render it permanently safe to the extent this is reasonably practicable given the nature of the Installation at the relevant time;

4.5.2	Upon discovering that any section of Ducts (or any associated Manholes) is in a state of disrepair which is dangerous to people or liable to give rise to Railway Disruption forthwith to carry out such

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temporary emergency works (if any) as may be required to make the same safe and to inform BRB of the location and nature of the disrepair;

4.5.3	To maintain appropriate safety precautions in relation to the Installation in accordance with good electrical and telecommunications engineering practice from time to time;

4.6	Alteration

4.6.1	Not to make any material physical alteration or addition to the Installation and not without the prior written consent of BRB (not to be unreasonably withheld or delayed), and subject to the condition that BRT shall comply with Clauses [4.6.1.2-5] in any such case, to make any other alteration or addition to the Installation (and for the purposes of this sub-clause 4.6.1 a “material physical alteration or addition” shall be any alteration or addition other than any works relating to renewal or replacement of any part of the then existing Installation or any works to BRT Apparatus (including addition or enhancement of BRT Apparatus) within the Ducts);

4.6.1.1	no alteration or addition to the Installation shall be made pursuant to this Deed unless BRT shall first have obtained the consent of any occupant of any part of the Subjects affected by such alterations or addition (and BRB shall render to BRT such assistance in obtaining that consent as BRT shall reasonably require and shall not object to the granting of such consent);

4.6.1.2	any such works to which BRB consents shall be carried out in accordance with plans and specifications approved

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by BRB (such approval also not to be unreasonably withheld or delayed) and (if so reasonably required by BRB) under the superintendence of BRB and to the reasonable satisfaction in all respects of BRB and to the satisfaction of any authority or body having jurisdiction;

4.6.1.3	BRT shall keep all records describing alterations or additions to the Installation available for inspection by BRB upon reasonable request and shall provide copies thereof to BRB upon reasonable request;

4.6.1.4	any such works shall be carried out in a manner which complies with the provisions of Clause 3(FIRST);

4.6.2	To carry out any works (including removal of any part of the Installation) as BRB may from time to time by notice to BRT direct in order to give effect to or to accommodate any variation, reduction, modification or extinguishing of any of the rights granted by this Deed pursuant to Clause 5.2;

4.7	Environmental Protection

4.7.1	To notify promptly BRB (and where such notification is given orally promptly to confirm such notification in writing) of any circumstances of which BRT is aware and which it is reasonably foreseeable could give rise at any time to any material Environmental Damage (and provided that in relation to noise and vibration notification need only be given if it is the subject of a complaint or order or other notice) and to exercise due diligence at all times to inform itself of any such circumstances as would require such notification.

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4.7.2	Not to deposit on the Subjects or any Adjacent Property any waste.

4.7.3	To take and complete promptly whatever action is required to prevent mitigate or remedy any Environmental Damage which results from any operations pursuant to the provisions of this Deed of BRT or its licensees or others for whom it is responsible Provided That BRB shall be notified in writing in advance of any action proposed under this paragraph and shall be entitled to require that any such action be supervised by BRB or any environmental consultant appointed by BRB (at the cost of BRT) and where BRT fails to take or complete such action within a reasonable time or to the reasonable satisfaction of BRB then BRB shall be entitled to take or complete such action as it considers necessary and to recover from BRT the reasonable cost (including all appropriate professional fees) of taking or completing such action.

4.7.4	To be responsible for and keep BRB indemnified from and against all actions, claims, proceedings, losses, damage, expenses, costs, demands and liabilities (including costs reasonably incurred in investigating or defending any claim, proceeding, demand or order and any expenses reasonably incurred in preventing, avoiding or mitigating loss, liability or damage) resulting from Environmental Damage (including any costs incurred by BRB under Clause 4.7.3) to the extent that the Environmental Damage shall have occurred in consequence of any act or omission of BRT or others for whom it is responsible.

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4.8	Excavations

Not in executing the Works to carry out any continuous unsupported excavation nor to do anything which will or might endanger the safety or stability of any railway or of any Adjacent Property.

4.9	Equipment on the Subjects

Not to damage or tamper with or endanger the plant, equipment and other installations on the Subjects.

4.10	Existing Agreements

4.10.1	BRT will perform and observe all the undertakings, conditions and obligations on the part of BRB or other grantors pursuant to the Existing Agreements and not knowingly do anything in the exercise of the rights under this Deed which would be a breach thereof;

4.10.2	So far as the same relate to the subject matter of this Deed BRT will not knowingly do anything which would contravene:-

4.10.2.1	any of BRB’s obligations under any servitude, wayleave, lease or sub-lease under which BRB itself has an interest in such subject matter or the relevant part of the Subjects; or

4.10.2.2	any other obligation, condition, restriction or other provision binding BRB in relation to such subject matter or the relevant part of the Subjects;

Provided That BRT shall not be deemed to be in breach of these obligations in the event and to the extent that details of the matters referred to in this Clause 4.10 have not been disclosed by BRB to BRT.

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4.11	Alienation

4.11.1	BRT shall not grant to third parties rights equivalent to the whole or any part or parts of the benefit of the rights under this Deed Provided Always That the consent of BRB for such grant which complies with the provisions of sub-clause 4.11.2 shall not be unreasonably withheld or delayed and Provided Further that no consent shall be required for any grant of rights which does not purport to grant to third parties rights of access to the Subjects.

4.11.2	No such grant as aforesaid shall be made otherwise than in compliance with the following terms:-

4.11.2.1	Any such grant shall be to a suitably licensed telecommunications or cable television operator;

4.11.2.2	Any such grant shall contain an undertaking by the grantee not to assign or otherwise deal with the whole or any part or parts of its subject matter without the prior consent of BRB and BRT subject to the proviso that the consents of BRB and BRT to an assignation of the whole to a suitably licensed telecommunications operator or cable television operator shall not be unreasonably withheld or delayed and any such grant shall be in a form approved by BRB (such approval not to be unreasonably withheld or delayed);

4.11.2.3	Any such grant shall contain:-

4.11.2.3.1	an obligation binding the grantee prohibiting the grantee from doing or suffering any act

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or thing which would contravene any of BRT’s obligations under this Deed; and

4.11.2.3.2	a provision entitling BRT to terminate such grant on breach of such obligation by the grantee; and

4.11.3	Within one month after any assignation or immediately derivative grant of the whole or any part of the benefit of this Deed or of the Rights or any devolution of the interest of BRT in it or them to give notice of it in writing to BRB and to produce to BRB a copy of the assignation or other document evidencing such dealing for retention by BRB;

4.11.4	From time to time on reasonable demand to furnish BRB with full particulars of all immediately derivative interests (including licences) of or in this Deed or the rights or any part of it or copies of plans identifying the extent of such interests, and such further particulars as BRB may reasonably require.

4.12	Insurance

4.12.1	To maintain at BRT’s own expense comprehensive public liability insurance in respect of the Installation and all the activities of BRT with insurers of good repute for such reasonable amount as the parties may from time to time agree (or in default of agreement as may be determined in accordance with the arbitration provisions of this Deed and such insurance shall include a cross liabilities clause as between BRB and BRT (so that the insurers do not pay out to either BRB or BRT and then seek to recover from the other) and:

4.12.1.1	to make available for inspection the policy and receipts for the current premium and/or provide copies and/or provide a certificate by the insurers or BRT’s brokers as to the extent and nature of cover;

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4.12.1.2	if BRT shall at any time fail to insure or pay the insurance premiums in accordance with these requirements BRB shall be at liberty to insure instead and thenceforth to pay the premiums payable from time to time and the amount of such payments and any related costs incurred shall be repaid by BRT to BRB on demand;

4.12.1.3	if BRT shall become entitled to any insurance money in respect of public liability risks then BRT shall apply this to the claim, demand or liability in relation to which it shall have been received and in respect of any indemnity for such risks given by BRT to BRB under this Deed;

4.12.1.4	to observe and perform the conditions of the insurance policy.

4.12.2	[Save to the extent that whilst BRT is controlled by British Railways Board such arrangements shall be effected through a self-insuring arrangement implemented by British Railways Board,] to keep insured at BRT’s own expense the Installation from loss or damage by Insured Risks and against loss or damage due to criminal damage or terrorism for such amounts of not less than such sums as BRB and BRT (each acting reasonably) may from time to time agree and initially ten million pounds with a reputable insurance company or underwriters approved by BRB.

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4.13	Indemnity

4.13.1	BRT shall indemnify the Grantor against all actions, costs, proceedings, claims and demands, losses, damage, expenses and liabilities arising directly out of any negligent act, error or omission of BRT its employees, duly authorised agents or contractors whilst exercising the rights granted by this Deed and maintaining the Installation or any breach of its obligations under this Deed resulting in any such case in loss damage or injury to the Subjects or BRB’s Installation or any heritable or moveable property whatsoever or death of or injury to any person Provided That BRB shall not compromise or settle any such actions costs proceedings claims or demands without the consent of BRT (such consent not to be unreasonably withheld or delayed).

4.13.2	If BRB becomes liable to make a payment of tax in respect of any sum paid to it under sub-clause 4.13.1 BRT shall be obliged to pay BRB such amount as will, after such liability, leave BRB with the same amount as it would have been entitled to receive in the absence of such tax liability. For these purposes, if BRB is deprived of any relief from or right to repayment of, taxation as a result of the payment to it of any such sum under sub-clause 4.13.1 or under this sub-clause, such deprivation shall be treated for the purposes of this sub-paragraph, as a payment of tax of an amount equal to the tax liability that would otherwise have been due in the absence of such relief, or right to repayment of tax, as the case may be;

4.13.3	Amounts due from BRT under sub-clause 4.13.2 shall be due to BRB two working days before BRB is obliged to pay the tax in question;

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4.13.4	If any credit, relief or deduction for the purposes of computing income, profits or gains chargeable to, or against, tax (“a Credit”) is received by BRB as a result of any payment by it of the type contemplated by sub-clause 4.13.1, the amount of the payment under sub-clause 4.13.2 shall nevertheless be payable in full by BRT on the date ascertained in accordance with sub-clause 4.13.3. If a credit is received by BRB, BRB shall, subject to sub-clause 4.13.5, promptly repay to BRT an amount equal to such Credit (up to the amount previously paid by or due from BRT) and without interest, save to the extent that interest is included (or allowed) in such Credit. No credit shall be taken to have been received by BRB unless and until it shall have relieved BRB of a present obligation to pay taxation (whether by representing a Credit against profits, income or gains or against tax) or it shall have resulted in a repayment of tax;

4.13.5	If any amount due from BRT pursuant to Clause 4.13.2 relates to a payment of tax by BRB which is payable on the same date as BRB receives a Credit to which Clause 4.13.4 applies, the amount due from BRT shall be reduced by the amount of the Credit or, if the amount of the Credit exceeds the amount due from BRT, the excess shall be paid by BRB to BRT.

4.14	Notices of Disputes

To give notice to BRB of any material dispute relating to the Installation or any right granted to BRT under this Deed immediately BRT is aware of the dispute.

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5.	The Reservations

There are excepted and reserved:-

5.1	To BRB and any person deriving title through or under it or them or authorised by any of them or (where appropriate) otherwise entitled full right and liberty from time to time (and to authorise others to) develop, build, renew, repair, alter or execute any other works (including demolition) at any Adjacent Property and to use or otherwise deal with any Adjacent Property for any purpose and in any manner whatsoever Provided That (except by way of the carrying on by BRB of its undertaking in exercise of and subject to its statutory and common law obligations) there shall be no derogation from the grant of the rights granted under this Deed to BRT or material adverse interference with the exercise of the rights granted under this Deed;

5.2	To BRB the right at any time and from time to time by notice in writing to BRT (but following consultation with BRT for such period as is reasonable in all the circumstances and taking into account its reasonable representations) to vary, reduce, modify or extinguish any of the Rights provided that:-

5.2.1	BRB shall grant to BRT such alternative rights and facilities as may in the circumstances be necessary;

5.2.2	such alternative rights and facilities shall be reasonably comparable to those proposed to be affected and shall not (either in the exercise of the rights granted under this Deed or the execution of the Works) render materially more expensive or less convenient the exercise of the rights granted under this Deed or the execution of the Works;

5.2.3	these arrangements shall be subject to the application of railway group standards as amended from time to time and other relevant safety and operating standards where applicable and subject to BRB causing as little inconvenience as is reasonably practicable to BRT;

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5.3	To BRB the right for BRB and those from time to time authorised by it to carry out any works which in the reasonable opinion of BRB are either necessary for the proper operation of BRB’s undertaking or are required for any other purpose including without limitation (but subject to Clause 6.2) the right to carry out works analogous to the Works including the installation of BRB’s Installation within the Ducts to the extent that the Ducts are capable of receiving it without causing electrical or other interference with the operation of any BRT Apparatus or other Telecommunication Apparatus forming part of the Installation at the time such works are carried out, such rights in the case only of works of new installation (not being renewal) being exercisable where practicable in accordance with a programme of works first notified in writing by BRB to BRT.

5.4	To BRB (subject to Clause 6.2):-

5.4.1	the right for BRB and any person deriving title through or under it or them or authorised by any of them or (where appropriate) otherwise entitled to use the Ducts, the Manholes and BRB’s Installation for any purpose (which may include for the purpose of its or their Telecommunication System);

5.4.2	the right of support for BRB’s Installation from the Installation;

5.4.3

the right for BRB and any person deriving title through or under it or them or authorised by any of them or (where appropriate) otherwise entitled to grant for “commercial activities connected with telecommunications” (as that phrase is defined in section 4 of the Telecommunication Act 1984) to third parties rights over the subject matter of this Clause 5 of a nature and type as BRB shall reasonably

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consider appropriate but which shall not be more extensive than the rights reserved to BRB.

5.5	To BRB (subject to Clause 6.2) the right to authorise others to work to any extent any mines and minerals in and under the Subjects or any Adjacent Property;

5.6	To BRB the benefit of the Existing Agreements.

Provided That if in exercising the rights hereby reserved BRB causes material physical damage to any part of the Installation (to the extent that BRB is aware of its existence having made due enquiry of BRT and not having received confirmation of its existence within twenty working days of any enquiry or within such period as may be reasonably practicable in case of any emergency or non-routine works) BRB shall pay to BRT such reasonable sums as shall not exceed the reasonable cost of making good such physical damage (taking account of any sum paid or payable by BRB under any other provision of this Deed in respect of the same subject matter the sum to be agreed or, if the parties cannot agree, to be determined in accordance with the arbitration provisions of this Deed) and for the avoidance of doubt Value Added Tax shall only be included as part of such reasonable cost to the extent that BRT cannot obtain a full credit for such Value Added Tax pursuant to s.26 Value Added Tax Act 1994 And Provided Further That in the event BRB on its own behalf or on behalf of any third parties seeks to make use of any BRT installed Ducts BRB shall first obtain the consent of BRT (not to be unreasonably withheld or delayed) both to any material addition or alteration to BRB’s Installation installed therein from time to time and to the method of carrying out any works associated therewith, and shall pay a fair proportion of the costs of maintenance and repair of the relevant BRT installed Ducts (such proportion to be determined in accordance with the arbitration provisions of this Deed in the event the parties cannot agree).

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6.	BRB’s Obligations

BRB hereby undertakes to BRT as follows:-

6.1	Works on the Subjects

BRB will not (to the extent that this does not place BRB in breach of any obligations to third parties subsisting at the date of this Deed) do nor cause nor permit to be done on the Subjects any works which would not concur with standards of good practice (including but not limited to railway group standards as amended from time to time) provided that neither this restriction nor any restriction implied by virtue of the grant of the rights granted by this Deed;

6.1.1	shall affect anything otherwise permitted by this Deed;

6.1.2	shall prevent any alteration to, or the deposit of anything upon, or the carrying out of any works over the relevant part of the Subjects so as to interfere with the Installation or its support or covering, or to obstruct access to it where (in the case of material and prejudicial interference or obstruction) BRT’s prior written consent has been obtained (which BRT undertakes will not be unreasonably withheld or delayed, provided that the costs of compliance with any reasonable requirements of BRT and of any protective measures reasonably stipulated by BRT shall be borne by BRB);

6.1.3

shall apply to any part of the Subjects which is at the date hereof let or subject to an agreement for letting Provided That where any such letting or agreement for letting incorporates provisions equivalent to those set out above in this Clause 6.1 BRB will if so requested by BRT take such steps, excluding proceedings for forfeiture, as may reasonably be required by BRT for the enforcement of such

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provisions, subject to BRT bearing all related costs and affording reasonable security for this if so requested.

6.2	Electrical, etc. Interference

BRB shall ensure that in the exercise of the rights reserved by Clauses 5.3, 5.4 and 5.5 nothing is done (save in respect of use of now existing Grantor’s Installation and any other now existing plant, equipment or installation or any replacement or renewal of them in any case on a like for like basis) which shall cause electrical or other interference with the operation of any telecommunication apparatus being part of the Installation (and in this sub-clause “interference” shall mean interference which is material to the operation or physical state of the apparatus interfered with).

6.3	Indemnities

6.3.1	By way of indemnity only for so long as the Existing Agreements shall be in force BRB shall not do anything which would be a breach of any of the conditions and obligations on the part of British Railways Board or other grantors of the Existing Agreements as the same were in force prior to the date of this Deed;

6.3.2	BRB shall fully and effectually indemnify (up to the Limit of Indemnity) BRT against all costs that BRT may reasonably incur in complying with the provisions of Clause 5.2 and in respect of any costs that BRT may reasonably incur in taking such steps as may be necessary to enable BRT to provide continuity of supply of telecommunication services (as defined in Section 4 of the Telecommunications Act 1984) to BRT’s customers directly arising out of the works envisaged in the said Clause 5.2.

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6.4	Third Party Restrictions

In the event that BRB grants rights to any third party in relation to the Subjects.

6.4.1	to impose obligations with regard to repairs to the Subjects that are consistent with the terms of this Deed;

6.4.2	to impose obligations applying railway group standards as amended from time to time and other relevant safety and operating standards (where applicable).

6.5	Quiet Enjoyment

That BRT on performing and observing the conditions contained in this Deed and on its part to be performed and observed shall quietly enjoy the Rights without any interruption by BRB or any person lawfully claiming under or in trust for BRB Provided always that neither the carrying on by BRB of its undertaking on the Subjects and any Adjacent Property in exercise of and subject to its statutory and common law obligations nor the grant by BRB of any permission or permissions properly given for any person to use railway facilities nor any vibration or electrical or other interference with any part of the Installation caused by railway traffic shall constitute either a breach of the obligations of BRB under this sub-clause or a derogation from the rights granted by BRB in terms of this Deed.

7.	Agreements and Declarations

7.1	Arbitration

Any dispute arising hereunder shall be determined by a single arbiter to be agreed upon between the parties hereto or failing such agreement to be

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appointed on the application of either party by the Chairman for the time being of the Scottish Branch of the Royal Institution of Chartered Surveyors.

7.2	Trade Fixtures

For the avoidance of doubt it is hereby declared that the Installation is to be treated as trade fixtures and not heritable fixtures and BRT shall be entitled to remove the same at any time subject to making good any damage thereby caused and in the event that such damage cannot be made good BRT shall pay compensation therefor being such reasonable sum as shall not exceed the reasonable cost of making good such physical damage (taking account of any sum paid or payable by BRT under any other provision of this Deed in respect of the same subject matter the sum to be agreed or, if the parties cannot agree, to be determined in accordance with the provisions of Clause 7.1) and for the avoidance of doubt Value Added Tax shall only be included as part of such reasonable cost to the extent that BRB cannot obtain a full credit for such Value Added Tax pursuant to s.26 Value Added Tax Act 1994.

7.3	Notices

Any notice under this Agreement shall be in writing and signed by or on behalf of the party giving it and may be served personally or by prepaid first class letter or fax (and, in the case of fax, confirmed by prepaid first class letter) to the address as follows:

BRB:	BRT:
Attention: Director - Estate Management	Attention: Commercial Director BR Telecommunications Limited
British Rail Property Board	The Podium
1 Eversholt Street	1 Eversholt Street
London NW1 2DD	London NW1 2DD

Fax: 0171 214 9890	Fax: 0171 391 8278

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or to such other address as shall previously have been notified by one party to the other under this Agreement, on not less than ten (10) days’ prior written notice. Any such notice shall be deemed to have been received, in the case of posted notice, 48 hours after posting and in the case of a fax, at the time of transmission. Save as otherwise provided herein, any notice or other communication received on a day which is not a Business Day or after 5.00 pm local time on any Business Day shall be deemed to be received on the next following Business Day.

7.4	Group Companies

The rights granted under this Deed shall be exercisable by any Group Company of BRT as well as by BRT but subject always to compliance with the obligations of BRT under this Deed and for such purpose any act or omission of or state of affairs affecting any Group Company of BRT shall be deemed to be done or not done by or to affect (as the case may be) BRT.

7.5	No Implied Rights

Nothing in this Deed shall:

7.5.1	confer on BRT any right to the benefit of or to enforce any obligation or agreement contained in any other instrument relating to any other property (except as expressly provided herein) or limit or affect the right of BRB to deal with the Adjacent Property at any time in such manner as may be thought fit (without prejudice to the rights expressly granted to BRT under this Deed);

7.5.2	impliedly confer upon or grant to BRT any servitude or wayleave, right, liberty, privilege or advantage other than those expressly granted by this Deed.

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7.6	Supervision by BRB

No liability shall attach to BRB by reason of any supervision, approval or inspection given or made by or on behalf of BRB in respect of any works of repair or reinstatement carried out by or on behalf of BRT, nor shall any such approval or inspection prejudice or derogate from the obligation of BRT to observe and perform the covenants and conditions on BRT’s part contained in this Deed.

7.7	No Implied Warranties

BRT confirms that it has not in entering into this Deed relied on any express or implied warranty or representation (whether oral or written) of any kind whatsoever.

7.8	Safety, etc

To the extent that no other statement of safety responsibility in respect of the rights under this Deed exists, and is agreed with the Grantor as supplanting the following provisions, BRT acknowledges that it is to:

7.8.1	be responsible for safety in the exercise of the rights granted in terms of this Deed; and

[7.8.2	so far as is reasonably possible ensure that in all activities on the Subjects of BRT or those for whom BRT is responsible and which relate to or could affect BRB’s railway there is compliance with railway group standards as amended from time to time and other relevant safety and operating standards and those activities which may entail necessary Railway Possessions or Electrical Isolations shall be pre-planned so far as possible to enable this to be done with minimum inconvenience to railway operations;]

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7.8.3	act as the person having control of the rights in terms of this Deed for the purposes of s.4 Health & Safety at Work etc Act 1974 but so that where as a matter of law BRB would be such a person BRT shall nonetheless (as between grantor and grantee) assume that responsibility;

[7.8.4	advise BRB forthwith of any incident arising from the exercise of the rights in terms of this Deed affecting the safety of BRB’s railway;]

[7.8.5	so far as reasonably possible ensure that all persons who have access to the Subjects in exercise of the rights in terms of this Deed observe all safety requirements notified to BRT in relation to electric traction equipment at or in the vicinity of the Installation and any relevant part of the Subjects;]

[7.8.6	so far as reasonably possible ensure that all persons working or otherwise present at the Installation in proximity to BRB’s railway do not present a danger to the safe operation of that railway;]

[7.8.7	so far as reasonably possible ensure that in the exercise of any rights under this Deed which may involve entry upon the Subjects those concerned act in full compliance with railway group standards as amended from time to time and other relevant safety and operating standards and with any requirements properly made by BRB from time to time in the interests of safety.]

BUT in the event of conflict between this statement and any otherwise by law applying the latter shall prevail.

7.9	Force Majeure

Neither party shall be liable to the other under this Agreement for any loss or damage which may be suffered by the other party due to any cause beyond

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the first party’s reasonable control including without limitation any act of God, inclement weather, failure or shortage of power supplies, flood, storm, drought, lightning or fire, strike, lock-out, trade dispute or labour disturbance, the act or omission of Government, highways authorities, or other competent authority, war, military operations, riot, civil commotion, malicious damage or compliance with any overriding emergency procedures.

7.10	Use of Physical Capacity

Both parties expressly agree and declare that in exercising the rights granted to BRT in terms of this Deed and the rights reserved to BRB each party shall give the maximum practicable notice to the other of an intention to install or alter, or add to, any telecommunication apparatus in the Ducts with a view to the parties agreeing how to make the best practicable use of physical space within the Ducts.

7.11	Restrictive Trade Practices

7.11.1	Notwithstanding any other provisions of this Deed, no provision of this Deed which is of a nature as to make this Deed liable to registration under the Restrictive Trade Practices Act 1976 shall take effect until the day after that on which particulars have been duly furnished to the Director General of Fair Trading pursuant to that Act;

7.11.2	For the purposes of this paragraph “this Deed” shall include any agreement forming part of the same arrangement.

7.12	Partial Invalidity

If any term or provision of this Deed or the application thereof to any person or circumstances shall to any extent, be invalid or unenforceable, the remainder of this Deed or application of such term or provisions to persons or

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circumstances other than those as to which it is already invalid or unenforceable shall not be affected thereby and each term and provision of this Deed shall be valid and be enforceable to the fullest extent permitted by law. The parties shall negotiate in good faith to replace the invalid or unenforceable provision(s) by substitute provision(s) which will maintain the economic purposes and intentions of the parties in entering into this Deed.

8.	Declarations

DECLARING THAT:-

(ONE)	The grant of this Deed of Servitude supersedes and replaces in all respects the whole rights and obligations of both BRT and BRB in terms of the Agreement but only insofar as such rights and obligations relate to the Subjects;

(TWO)

WE, BRT and BRB, HEREBY DECLARE that the foregoing rights, servitudes, privileges and tolerances, with the whole obligations undertaken by BRB hereunder, are hereby declared real liens and burdens on and effecting the Subjects in terms of Section 32 of the Conveyancing (Scotland) Act 1874 as amended by Section 17 of the Land Registration (Scotland) Act 1979 and are appointed to be [recorded/registered] as part of these presents in the [appropriate Division of the General Register of Sasines/Land Register] and shall be inserted or validly referred to in all future transmissions of the Subjects or any affected part or parts thereof under Pain of Nullity, subject only to Section 15 of the Land Registration (Scotland) Act 1979; WITH ENTRY as at the ● day of ● Nineteen hundred and ● notwithstanding the date or dates hereof; And BRB grants

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warrandice from its own facts and deeds only; And BRB hereby certifies that this Instrument falls within Category K in the Schedule to the Stamp Duty (Exempt Instruments) Regulations 1987: IN WITNESS WHEREOF

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Ref: B1192002/RGW/DMB

RUTLAND BOX NO. 49

DEED OF SERVITUDE

by

BRITISH RAILWAYS BOARD

in favour of

BR TELECOMMUNICATIONS LIMITED

1995

Subjects: ●

SHEPHERD & WEDDERBURN W S

Saltire Court

20 Castle Terrace

Edinburgh EH1 2ET

SCHEDULE

PART 1

BRT’s PROPERTY

1.	Lease of Seventy square metres at Culloden Moor.

2.	Lease of Forty point five square metres at Greenhill Junction.

SCHEDULE, PART II

Enabling provisions for determination of Line Possessions,

Electrical Isolations and Railway Disruption

In relation to Line Possessions, Electrical Isolations and Railway Disruption (whether or not associated with Line Possession and/or Electrical Isolations) arising from works or activities of BRT or any person claiming under or through it pursuant to exercise by BRT or such person of the Rights:-

1.	Such procedures and arrangements shall apply as the Grantor shall from time to time determine (having regard without limitation to the operation of the Grantor’s railway and railway group standards as amended from time to time and other relevant safety and operating standards) and (for the avoidance of doubt but without limitation) the Grantor shall be entitled to determine that different procedures and arrangements shall apply:-

1.1	in different geographical areas;

1.2	in case of emergency (when compared with those to apply in the case of pre-planned works or activities);

1.3	as between different categories of works or activities.

2.	Without prejudice to the generality of this the Grantor shall confirm to BRT the grant (or otherwise) of Line Possessions, Electrical Isolations and provision for Railway Disruption within a reasonable period from receipt by the Grantor of a request (complying with such procedures and arrangements) made by BRT, and if granted, to take effect in accordance with such procedures and arrangements.

3.	Without prejudice to the generality of this, the Grantor shall consider any application made by BRT, in compliance with such procedures and arrangements, for the grant of any Line Possessions, Electrical Isolation or provision for Railway Disruption and within a reasonable period from receipt of such application shall determine it in accordance with such procedures and arrangements and confirm the grant (or refusal) thereof to BRT in accordance with such procedures and arrangements.

SCHEDULE, PART III

The Licence to be granted for apparatus in rooms and buildings

The licence shall be in the form annexed hereto and shall be for a maximum term coterminous with this Deed (subject to earlier termination as therein provided) subject to payment of a licence fee to be agreed between the parties or settled by arbitration pursuant to Clause 6.6 of Part 2 of the said licence.

LICENCE AGREEMENT

Part 1: Particulars

1. The Licensor:	RAILTRACK PLC (Company Registration No. 2904587) whose registered office is situate at 40 Bernard Street London WC1N 1BY

2. The Licensee:	BR TELECOMMUNICATIONS LIMITED whose registered office is situate at Euston House 24 Eversholt Street London NW1 1ZE

3. Date of Commencement:	[ ].

4. The Authorised Purpose:	use for telecommunications purposes in conjunction with the operation of a telecommunication system (as defined in Section 4 of the Telecommunications Act 1984) and for wayleave purposes

5. The Agreement:	the Agreement dated ● made between the Licensor and the Licensee

6. Group Company:	any company which for the time being is a member of the same group of companies as the Licensee

7. The Licence Fee:	£● per calendar [month] [year] plus Value Added Tax inclusive of all outgoings including water rates subject to review as provided in Clause 6 of Part 2 hereof

8. The Premises:	that part of the Property shown [edged red] on the plan annexed hereto

9. The Property:	●

10. Review Date:	each of the dates on which the Licence Fee is to be reviewed in accordance with Clause 6 of Part 2 hereof being every fifth anniversary of the Date of Commencement.

Part 2: Agreement

IT IS HEREBY AGREED between the parties as follows:

1.	Licence to use the Premises

1.1	The Licensor hereby grants to the Licensee to use the Premises for the Authorised Purpose (provided that there shall be no right to exclusive occupation).

1.2	This Licence and the use of the Premises by the Licensee shall not create a tenancy or other such interest in the Premises and the Licensee hereby confirms the same.

2.	Term of Licence

2.1	This Licence so granted shall continue until determined by either party giving to the other not less than three month’s written notice of determination as specified in Clauses 2.2, 2.3 and 2.4.

2.2	In the event that the Agreement is wholly determined either party may determine this Licence by giving not less than three month’s written notice to the other such notice to expire on or at any time after the effective date of determination of the Agreement.

2.3	The Licensee may determine this Licence at any Review Date or within three month’s after the Licence Fee shall have been settled or determined on review by giving not less than one month’s notice to the Licensor.

2.4	Either party may, without prejudice to the provisions of Clauses 2.2 and 2.3, determine this Licence by giving not less than twelve months’ written notice to the other.

2.5	Forthwith upon the giving or the receipt by the Licensee of the notice of determination (or if a period prior to determination shall be specified in the notice, on the expiration of such period) the Licensee shall deliver up to the Licensor the Premises with vacant possession and in a state and condition consistent with the Licensee’s obligations in respect of the Premises herein contained.

3.	Licence Fee and Outgoings

3.1	During the continuance of this Licence the Licensee shall pay to the Licensor the Licence Fee at the rate specified in the Particulars subject to review as herein provided.

3.2	The Licence Fee shall be payable [monthly] [annually] in arrear at the end of each calendar [month] [year] during which this Licence shall continue.

3.3	If this Licence shall be determined otherwise than at the end of a calendar [month] [year] the Licensee shall pay to the Licensor on the day of its determination all arrears of the Licence Fee which shall have accrued up to and including the day of determination.

3.4	The Licensee shall pay to the Licensor on demand interest at two per cent above The Royal Bank of Scotland base rate for the time being on any sum due hereunder but remaining unpaid for 60 days after becoming due from the date of becoming due to the date of payment calculated on a day to day basis.

4.	Obligations in respect of the Premises

4.1

This Licence shall be personal to the Licensee and accordingly the Licensee shall not assign grant sub-licences part with or share possession or occupation of or otherwise dispose of the Premises or any part of the Premises or the

Licensee’s rights under this Licence other than to or with a Group company Provided That the grant by the Licensee to a third party of rights to use any telecommunication apparatus installed by the Licensee in or on the Premises on the terms otherwise consistent with this Licence shall be deemed not to be a breach of this Clause

4.2	The Licensee shall maintain the Premises in no worse state and condition of repair than it is in at the date of this Licence and shall keep the same clean and tidy

4.3	The Licensee shall use the Premises only for the Authorised Purpose

4.4	The Licensee shall not make any material alterations or additions to the Premises without the consent of the Licensor which the Licensor shall not unreasonably withhold or delay

4.5	The Licensee shall not in occupying or using the Premises licence do or permit anything to be done which shall be inconsistent with or cause the Licensor to be in breach of the Licensor’s obligations in relation to the Property (to the extent that the Licensor has previously notified the Licensee of such obligations) and the Licensee shall indemnify and keep indemnified the Licensor against the breach non-observance or non-performance of the Licensee’s obligations under this sub-clause.

5.	Arrears

If any instalment of the Licence Fee shall remain unpaid for 60 days after becoming due (whether formally demanded or not) or if the Licensee shall be in breach of any of its obligations herein contained and shall fail to rectify such breach within 60 days of being requested so to do the Licensor may forthwith revoke this Licence by notice in writing to the Licensee to that effect but without prejudice to the accrued rights of either party hereunder.

6.	Review of Licence Fee

6.1 6.1.1	“Licence Fee Review Period” means one of the respective periods of five years commencing on the ● day of ● One thousand nine hundred and ● and every fifth anniversary thereof or such shorter period as terminates at the expiration of the term hereby granted

6.1.2	“Notice of Review” means a notice in writing served by the Licensor on the Licensee or by the Licensee on the Licensor (as the case may be) pursuant to sub-clause 6.2

6.1.3	“Licence Fee Review Date” means the date of commencement of a Licence Fee Review period

6.1.4	“Relevant Licence Fee Review Date” means the date in the Licence Fee Review Period specified in a notice served pursuant to sub-clause 6.2

6.1.5	“Open market Licence Fee” means the higher of the Licence Fee payable immediately prior to the Licence Fee Review Date or the yearly fee for which the Premises might reasonably be expected to be licensed on the open market on the relevant Licence Fee Review Date by a willing landowner to a willing user with vacant possession without taking a premium and:-

(a)	For a term equal to the then unexpired residue of the term hereby granted

(b)	Otherwise upon the terms and conditions contained in this Licence save and except the amount of Licence Fee (but including provisions for review herein contained)

(c)	On the following assumptions:-

i)	that the Licensee has complied with all of the covenants and obligations on its part contained in this Licence

ii)	that the Premises are fit for immediate occupation and ready for use by the Licensee for the purposes authorised by this Licence

iii)	that if the Premises or any part thereof shall have been destroyed or damaged the same has at the Relevant Licence Fee Review Date been fully reinstated and restored to its state and condition immediately before the catastrophe

iv)	that the Licensor has not elected to waive the exemption from Value Added Tax on the Licence Fee reserved by this Agreement

6.2 6.2.1	If at any time during the last twelve months of any Licence Fee Review Period the Licensor shall serve on the Licensee not less than three months notice in writing of its desire to review the Licence Fee payable hereunder with effect from the next Licence Fee review Date shall be such yearly Licence Fee as may be the Open Market Licence Fee ascertained in accordance with these provisions

6.2.2

Provided that in the absence of any Notice of Review served by the Licensor the Licensee may at any time during the last six months of a Licence Fee Review period on not less than three months written notice to the Licensor require the review of such Licence Fee hereunder and on the service of such notice the Licensor shall not be entitled to serve its notice referred to in Clause 6.2.1 above and the notice served by the

Licensee shall have the same effect as if it were a Notice of Review served by the Licensor under Clause 6.2.1

6.3	If the Licensor and the Licensee shall not have agreed in writing the Open Market Licence Fee before the date three months after the relevant Licence Fee Review Date or the date three months after service of the Notice of Review referred to in Clause 6.2 (whichever date shall be the later) the Open Market Licence Fee in the event that the chief executive of both parties or either party shall authorise the same in writing shall be determined by reference by either party to the arbitration of an arbiter nominated by the Chairman for the time being of the Royal Institution of Chartered Surveyors (Scottish Branch) on the application of either of the Licensor or of the Licensee and the costs of the Licensor and of the Licensee and the costs of the arbitration shall be in the award of the arbiter whose decision shall be final and binding

6.4	The reference to an award of the arbiter shall be in accordance with the Arbitration Act (Scotland) 1896

6.5	Time shall not be of the essence in agreeing or determining the review Licence Fee or of appointing an arbiter

6.6	The arbiter shall determine the Open Market Licence Fee in accordance with the provisions of Clause 6.1.

7.	Impact of the Agreement

Save as may be inconsistent with the provisions hereof (which shall for avoidance of doubt take precedence) the parties hereto shall observe and perform the obligations on their respective parts as laid down by the Agreement as if the same were repeated herein.

8.	Interpretation

8.1	Reference to “this Licence” means the licence hereby granted

8.2	Words and expressions used in the Particulars to this Agreement shall have the same meanings when used in the remainder of this Agreement and such words and expressions as shall have specific meanings in the Agreement shall bear the same meaning as if they were set out herein (save insofar as they conflict with any additional expressions defined herein)

8.3	Words importing the singular meaning shall include the plural meaning and vice versa

IN WITNESS WHEREOF:

SCHEDULE, PART IV

STYLE OF DEED OF SERVITUDE

Deed of Servitude

by

Railtrack (as afterdefined)

in favour of

BRT (as afterdefined)

1.	In this Deed of Servitude the following expressions shall have the meanings and effect set opposite them:-

Agreement	the Agreement in respect of Telecommunications Apparatus between (1) Railtrack and (2) BRT dated [●] Nineteen hundred and Ninety five.]

Adjacent Property	all or any part of the land, buildings, structures or other works (including railway track and other rail infrastructure) not including the Installation but for the time being adjoining the Installation, and for the time being belonging to Railtrack.

BRT	a company incorporated under the Companies Acts (Registered No. 02495998) and having its Registered Office at Euston House, Twenty four Eversholt Street, London NW1 1DZ [or insert designation of. BRT’s successors as appropriate], and their successors and assignees whomsoever.

BRT Apparatus	all telecommunications apparatus used by BRT at the date of this Deed of Servitude or subsequently laid, installed, or mounted by BRT in terms of this Deed of Servitude, including, for the avoidance of doubt and where the context so admits, BRT Installed Ducts, BRT Owned Apparatus and Leased Cable but excluding any such apparatus which is subsequently abandoned by BRT.

BRT Installed Ducts	any Ducts which may at any time after the date of this Deed of Servitude be laid, installed or mounted by BRT, but for the avoidance of doubt excluding any Ducts existing on First April Nineteen hundred and Ninety four that may be repaired or renewed by BRT.

BRT Owned Apparatus	any BRT Apparatus excluding Leased Cable and Ducts.

BRT’s Surveyor	means the person from time to time appointed by BRT to act as its Surveyor in respect of matters relating to this Deed and may be a person employed by or otherwise connected with BRT or any Group Company of BRT;

Business Day	means Monday to Friday every week of the

year, but excludes bank and public holidays in any part of Great Britain;

Cable	all or any part of any wire, cable, optical fibre or the like (including its immediate casing or coating) which is designed or adapted for use in the running of a telecommunication system laid or to be laid in the Ducts pursuant to this Deed of Servitude.

Ducts	all or any part of pipes, conduits and relevant conducting media, the cable ducts, troughs, tubes, channels, cable trays, trunking or risers from time to time on or in the Subjects used by BRT at First April Nineteen hundred and ninety four or to be used by BRT in terms of this Deed of Servitude.

Electrical Isolation	the electrical isolation of any part of Railtrack’s railway from time to time within the Subjects.

Environmental Damage	means any injury or damage to persons, living organisms or property (including offence to man’s senses) or any pollution or impairment of the environment resulting from the discharge, emission, escape or migration of any substance, energy, noise or vibration;

Existing Agreements	the Managed Contracts, Mercury Wayleaves and relevant contracts, as these are defined in the Management Agreement, [insert specific reference to Existing Agreements which actually apply to the Subjects]

Group Company	means any company which for the time being is a member of the same group of companies within the meaning given to that expression in S.42 Landlord and Tenant Act 1954 as Railtrack or BRT (as the case may be) other than a company which is at any time or was at any time the grantee or an assignee of any of the Existing Agreements and (for the avoidance of doubt) whether or not such Existing Agreements shall subsist at any relevant time.

Installation	all or any part of the BRT Apparatus and any other related Telecommunication Apparatus within the Subjects.

Leased Cable	BRT Apparatus which will be or is at any time part of the subject matter of an agreement made between BRT and Railtrack whereby the relevant Telecommunication Apparatus is leased to BRT by Railtrack.

Line of Route

(a)      that part or those parts of the Subjects in, on, under, through or over which as at the date of this Deed of Servitude the Installation passes or upon which it is situated or upon which connections exist between the Installation and BRT Apparatus situated on other land.

(b)     that part of the Subjects as shown by the line coloured green on the Plan that comprises a longitudinal strip of land being nine inches in width situated ten inches from one boundary between the Subjects and other land (or as close to that routing as practicable if such longitudinal strip is obstructed by any building or structure, the said longitudinal strip to be the agreed route for future BRT Apparatus only within the Subjects.

Line Possession	a period of time during which BRT or its officers or duly authorised agents is or are to have access to the area on or about railway tracks on the Subjects for the purposes of this Deed of Servitude.

Management Agreement	the agreement between BRT and Railtrack dated Thirty first March Nineteen hundred and Ninety five in connection with the management and operation of the Existing Agreements.

Manholes	the manholes and joint bays constructed or to be constructed pursuant to this Deed of Servitude.

Plan	the plan annexed and executed as relative to this Deed of Servitude.

Planning Acts	means the Town and Country Planning (Scotland) Acts 1947 to 1977, the Local Government and Planning (Scotland) Act 1982 and the Town and Country Planning Act 1984 and any Act for the time being in force of a similar nature and any laws and regulations intended to control or regulate the construction, demolition, alteration or change of use of land or buildings or to preserve or protect the environment or the national heritage;

Railtrack	Railtrack PLC, a company incorporated under the Companies Acts (Registered Number 2904587), and having its Registered Office at Forty Bernard Street, London WC1N 1BY [or insert designation of Railtrack’s successors as appropriate and make consequential amendments] and their successors and assignees whomsoever as heritable proprietors of the Subjects.

Railtrack’s Installation	any Telecommunication Apparatus (including Cable) being installed or mounted in, or under or over the Subjects from time to time, which does not form part of the Installation.

Railtrack’s Surveyor	means the person from time to time appointed by Railtrack to act as its Surveyor in respect of matters relating to this Deed and may be a person employed by or otherwise connected with Railtrack or any Group Company of Railtrack;

Railway Disruption	effecting single line or other modified working or the slackening of traffic upon the railway within the Subjects and any act, omission or event which requires the interruption of and/or interference with rail traffic upon the railway within the Subjects.

Subjects	ALL and WHOLE [here insert description of Subjects which are to be disposed by Railtrack [or part thereof to be burdened as appropriate] shown outlined red on the Plan]

Telecommunication Apparatus	as defined in paragraph 1 of the Telecommunications Code (Schedule 2 to the Telecommunications Act 1984)

Telecommunication System	as defined in Section 4 of the Telecommunications Act 1984.

Works	(1) the opening of the surface of the Subjects and the making of such excavations as may be necessary for the purpose of laying the BRT Installed Ducts;

(2) the laying of the BRT Installed Ducts and the construction of the Manholes;

(3)     the installation of the BRT Apparatus within the Ducts and/or BRT Installed Ducts and such work as may be necessary to lay, install or mount BRT Apparatus in, on, under, through or over the Subjects.

(4) inspection, cleaning, maintenance, adjustment, repair and alteration, addition to, renewal, removal and extension of the Installation.

(5) survey of the Subjects in respect of existing or new Installation.

(6)     any other thing which ought to be done on the Subjects by way of compliance with BRT’s obligations under the Management Agreement, for so long as this shall subsist and so far as it relates to the Subjects or as may be necessary or desirable in order to fulfil the obligations on the part of the grantor or licensor in the Existing Agreements.

2.	Interpretation

In this Deed of Servitude:-

2.1	if at any time either Railtrack or BRT consist of more than one person then their respective obligations can be enforced against those constituent persons jointly and severally;

2.2	every obligation in this Deed which prohibits a party from doing something includes an obligation by that party not to permit or suffer that thing to be done;

2.3	“person” includes any firm, body, company or corporation or any other individual authorised by any such firm, body, company or corporation;

2.4	words importing the neuter gender only shall include the masculine or feminine gender (as the case may be) and words importing the masculine gender only shall include the feminine and vice versa;

2.5	words importing the singular number shall include the plural number and vice versa;

2.6	references to Clauses and Sub-Clauses are, unless the context otherwise requires, to clauses and sub-clauses in this Deed of Servitude.

3.	CONSIDERING THAT in terms of the Agreement, Railtrack undertook to grant Deeds of Servitude in certain circumstances in favour of BRT and further considering that BRT has requested Railtrack to grant such a Deed of Servitude to affect the Subjects, NOW THEREFORE, We Railtrack in implement pro tanto of Clause 7.4.2.2 of the Agreement but without payment of any consideration Do Hereby GIVE, GRANT AND DISPONE to and in favour of BRT the following heritable and irredeemable servitude rights:-

(FIRST)	The right to carry out the Works on the Subjects (with or without workmen, vehicles, plant, machinery and equipment), subject to the following obligations:-

(1)	the Works shall be carried out in a good and workmanlike manner;

(2)	access to the Installation shall be over such route over the Subjects and the Adjacent Property as Railtrack shall reasonably require;

(3)	in the case of any proposed new Installation, the new Installation shall be laid, installed or mounted over such route within the Subjects as shall first be approved by Railtrack, such approval not to be unreasonably withheld or delayed;

(4)	the Works shall be carried out and any necessary access over the Subjects shall be taken at such time as is reasonable and in such manner as is reasonable and in all the circumstances, causing as little damage and disturbance as is reasonably possible, BRT being obliged to make good any damage done without delay and in a good and workmanlike manner;

(5)	BRT shall comply with [railway group standards as amended from time to time,] other relevant safety and operating standards [and public rules relating to railway access and operation in force from time to time (as regards length of notice and otherwise)];

(6)	BRT shall comply with Railtrack’s reasonable requirements of which written notice is from time to time given to BRT;

(7)	save in emergency, BRT shall pre-plan the Works so as to maximise the period of notice given for any requisite [Line Possession or] Electrical Isolation;

(8)	in relation to access over any part of the Subjects which is from time to time subject to a Lease or Sub-Lease or other agreement creating an occupational interest granted by Railtrack to an independent third party (and in addition to and not in substitution for the foregoing) BRT shall:-

(1)	(Except in emergency or in instances of non-routine maintenance when the maximum practicable notice shall be given) give not less than 14 days’ prior written notice to the occupant or such longer period of notice to which the occupant may be entitled under the terms of the relevant agreement (and details of which Railtrack shall promptly provide to BRT upon specific request to Railtrack for such information).

(2)	Comply at BRT’s expense with the occupant’s reasonable requirements in relation to safety or security and give due consideration to the occupant’s representations regarding the impact on its operations of such entry and any Works to be carried out;

(3)	In the exercise of such right cause as little damage and inconvenience to the occupant as is reasonably practicable making good all damage caused in the exercise of such right;

(SECOND)	The right to install, to keep installed and to use along the Line of Route the Installation for the purpose of BRT’s Telecommunication System and, without prejudice to the generality of the foregoing, for the purpose in particular of its undertaking (as established pursuant to the provisions of the Railways Act 1993);

(THIRD)	The right to use for the passage of electricity and any other services required for consumption by the Installation all ducts, troughs, conduits, mains, pipes, wires (whether or not overhead), lines and cables and other conducting media now or later laid in, on, under, through or over the Subjects (the route or routes of any such conducting media to be installed in the future and the manner and location of their connections to be previously approved in writing by Railtrack (such approval not to be unreasonably withheld) all such rights to be exercised, subject to BRT causing as little damage, disturbance and inconvenience as possible and forthwith making good all damage so caused.

(FOURTH)	The right of support for the Installation from the Subjects but (without prejudice to Clause (FIRST) above) excluding as an incident of the grant pursuant to this Clause (FOURTH) any right to enter the Subjects and excluding support from mines and minerals under the Subjects.

(FIFTH)	The right in relation to the Subjects to take such steps or actions as may be necessary or desirable in order to fulfil the obligations on the part of the grantor or licensor in the Existing Agreements, but (without prejudice to Clause (FIRST) above) excluding as an incident of the grant any right to enter the Subjects;

(SIXTH)	The right to grant to third parties rights for commercial activities connected with telecommunications (as that phrase is defined in

Section 4 of the Telecommunications Act 1984 including any amendment thereto) the rights to be granted to be of a nature and type similar to but not more extensive than those granted to BRT under this Deed of Servitude as BRT shall consider apposite (and subject to the same reservations and conditions as specified in this Deed of Servitude) and which specifically shall not in their grant or exercise be in breach or cause a breach of any of the obligations and conditions either on the part of Railtrack or its predecessors in title under the Existing Agreements or on the part of BRT under this Deed of Servitude and to the extent that the grant by BRT of such rights shall or may purport to grant access to the Subjects as Railtrack shall approve, such access and such approval shall be in accordance with the terms specified or referred to in paragraph 3.6 of the Agreement.

4.	BRT’s Obligations

BRT binds and obliges itself to Railtrack:

4.1	Use

That BRT shall comply with the following requirements as to the exercise of the rights granted by this Deed of Servitude and shall not authorise or knowingly allow anyone else to contravene them, namely:

4.1.1	nothing is to be done in the exercise of the rights granted by this Deed of Servitude which may be dangerous, illegal or immoral;

4.1.2	nothing is wilfully or knowingly to be done which would cause damage, nuisance, annoyance or inconvenience to

Railtrack or its tenants, customers or the occupiers of any neighbouring property or the public;

4.1.3	nothing is to be brought onto the Subjects which is or may become noxious, dangerous, offensive, combustible, inflammable, radioactive or explosive except such quantity as is reasonably required for the execution of any Works or which is in the nature of fuel in the tanks of vehicles or is carried lawfully in any such vehicles and in each case which accords with statutory requirements;

4.1.4	the works or structures comprising elements of the Subjects which provide support to the Installation are not to be overloaded;

4.1.5	nothing is to be done in the exercise of the rights granted by this Deed of Servitude (save in respect of use of BRT Apparatus existing as at First April Nineteen hundred and Ninety four or any replacement or renewal of it in either case on a like for like basis) which shall cause electrical or other interference with the operation of any Telecommunication Apparatus or other electrical equipment (whether or not part of the Installation) or any other plant equipment or installation whether located within the Ducts or in, on, over or under any Adjacent Property (and in this sub-clause “interference” shall mean interference which is material to the operation or physical state of the apparatus, plant or equipment interfered with);

4.1.6	nothing is knowingly or wilfully to be done in the exercise of the rights granted by this Deed of Servitude or otherwise in relation to the Installation which would cause the temperature of any part of the Installation or of any part of Railtrack’s Installation or of any plant, equipment or other installation on the Subjects to exceed the temperature which it is constructed, designed or adapted to withstand without adverse effect on it or on its use and with (in any such case) due margin for safety;

4.2	Legislation

to comply with the requirements of every Act relating to the Installation, the rights granted by this Deed of Servitude and the Works or to anything on or done in relation to the Installation or the Works (whether required of Railtrack, BRT or any other person);

4.3	Planning

4.3.1	not to make any application for planning permission in respect of the Installation or any proposed alteration or addition without the prior consent in writing of Railtrack (such consent not to be unreasonably withheld or delayed);

4.3.2	not to make any alteration or addition to the Installation (notwithstanding any other consent which may be granted by Railtrack under this Deed) before all necessary planning permissions have been obtained;

4.4	Execution of Works and Protection of Installations

4.4.1	during the carrying out of any Works (including repairs whether temporary, emergency or permanent in nature (and whether or not following temporary or emergency repairs)) to undertake or procure the undertaking of such temporary measures (including making a permanent repair following a temporary or emergency repair) for the protection of the Installation and Railtrack’s Installation and all other plant, equipment and other installations wheresoever situate and all Adjacent Property, as may from time to time reasonably be considered appropriate or as Railtrack may from time to time reasonably specify without delay or immediately in an emergency, and to close up such Ducts as may be opened and any other openings arising in connection with any Works without delay and in a good and workmanlike manner;

4.4.2	to keep such parts of the Installation, Railtrack’s Installation and any other plant, equipment and other installations (and in particular all Cables) as shall reasonably require this, adequately protected from weather and its effects whilst any Ducts shall be opened or there shall be any other openings in connection with any Works;

4.4.3	to take all reasonable temporary precautions, during the execution of Works and any period prior to completion of making good any damage caused, to secure and protect the Installation and any part of Railtrack’s Installation in it from unlawful interference by third parties;

4.4.4	to take all such other reasonable permanent precautions as Railtrack shall reasonably require from time to time to secure and protect the Installation and any part of Railtrack’s

Installation in it from unlawful interference by third parties, such precautions to be implemented in accordance with such programme as Railtrack and BRT may from time to time agree and the reasonable costs of which shall be shared between them on such basis as they may agree or in default of agreement settled pursuant to the provisions of this Deed of Servitude in respect of arbitration;

4.5	Repair

4.5.1	to keep the Installation (other than the Ducts and Manholes) in a safe condition and upon abandonment of the Installation or any part of it (which may include Ducts or Manholes) to render it permanently safe to the extent that this is reasonably practicable given the nature of the Installation at the relevant time;

4.5.2	upon the Installation in any section of the Ducts of any new Cable exceeding 1.5 kilometres in length or other telecommunications apparatus the installation of which is not to be directly funded by Railtrack to put that section (and any associated Manholes) into a state of good repair and condition and, to the extent that such section is beyond economic repair, to replace it;

4.5.3

upon discovering that any section of Ducts (or any associated Manholes) is in a state of disrepair which is dangerous to people or liable to give rise to Railway Disruption forthwith to carry out such temporary emergency works (if any) as may be required to make it safe and to inform Railtrack of the location and nature of the disrepair;

4.5.4	to the extent rendered necessary by reason of any new Installation which affects the immunisation of the existing Installation and/or Railtrack’s Installation to maintain an adequate system for the immunisation of the Installation and/or Railtrack’s Installation from the external electrical interference;

4.5.5	to maintain appropriate safety precautions in relation to the Installation in accordance with good electrical and telecommunications engineering practice from time to time;

4.6	Outstanding Disrepair

If BRT:

4.6.1	fails to do any work which this Deed of Servitude requires it to do and Railtrack gives BRT written notice to do it, BRT shall comply within a reasonable time having regard to the nature and extent of the works involved, failing which Railtrack may carry out the work and BRT shall pay to Railtrack on demand the costs and expenses properly incurred in so doing;

4.6.2	becomes aware of any defect or item of disrepair for which Railtrack may be or become liable or for the remedy of which Railtrack may be responsible, BRT shall notify the Grantor in writing forthwith;

4.7	Alteration

4.7.1	not, without the consent of Railtrack (not to be unreasonably withheld or delayed) and subject to the condition that BRT shall comply with sub-clauses 4.7.1.2 - 5 in any such case, to make any addition to the Installation which is not in, on, under or over the Subjects nor any material alteration or addition to the Installation in, on, under or over the Subjects (and for the purposes of this sub-clause 4.7.1 a “material” alteration or addition {in relation to Ducts) shall be such alteration or addition as shall mean any Ducts would become 75% or more full by volume or may affect Railtrack’s Installation or the rights reserved to Railtrack hereby}; Provided That:

4.7.1.1	no alteration or addition to the Installation shall be made pursuant to this Deed of Servitude unless BRT shall first have obtained the consent of any tenant or occupant of any part of the Subjects affected by such alteration or addition (and Railtrack shall render to BRT such assistance in obtaining that consent as BRT shall reasonably require and shall not object to the granting of such consent);

4.7.1.2	any such works to which Railtrack consents shall be carried out in accordance with plans and specifications approved by Railtrack (such approval also not to be unreasonably withheld or delayed) and (if so reasonably required by Railtrack) under the superintendence of Railtrack and to the reasonable satisfaction in all respects of Railtrack and to the satisfaction of any authority or body having jurisdiction;

4.7.1.3	BRT shall on making any alteration or addition to the Installation which does not require Railtrack’s consent, furnish to Railtrack not less than two sets of plans and specifications of such works to the extent that such exist and/or are relevant to the nature of the works;

4.7.1.4	BRT shall keep all records describing alterations or additions to the Installation available for inspection by Railtrack upon reasonable request and shall provide copies thereof to Railtrack upon reasonable request;

4.7.1.5	any such works shall be carried out in a manner which complies with the provisions of Clause 3 (FIRST);

4.7.2	to carry out any works (including removal of any part of the Installation) as Railtrack may from time to time by notice to BRT direct in order to give effect to or to accommodate any variation, reduction, modification or extinguishing of any of the rights granted by this Deed of Servitude pursuant to Clause 5.2;

4.8	Environmental Protection

4.8.1	promptly to notify Railtrack (and where such notification is given orally, promptly to confirm such notification in writing) of any circumstances of which BRT is aware which are reasonably foreseeable and could give rise at any time to any material Environmental Damage (and provided that, in relation to noise and vibration, notification need only be given if it is the subject of a complaint or order or other notice) and to exercise due diligence at all times to inform itself of any such circumstances as would require such notification;

4.8.2	not to deposit any waste on the Subjects or any Adjacent Property;

4.8.3

promptly to take and complete whatever action is required to prevent, mitigate or remedy any Environmental Damage which results from any operations pursuant to the provisions of this Deed of Servitude of BRT or its sub-tenants licensees or others for whom it is responsible, Provided That Railtrack shall be notified in writing in advance of any action proposed under this paragraph and shall be entitled to require that any such action be supervised by Railtrack or any environmental consultant appointed by Railtrack (at the cost of BRT) and where BRT fails to take or complete such action within a reasonable time or to the reasonable satisfaction of Railtrack then Railtrack shall be entitled to take or complete such action as it considers necessary and to recover from BRT the reasonable cost (including all appropriate professional fees) of taking or completing such action;

4.8.4	to be responsible for and keep Railtrack indemnified from and against all actions, claims, proceedings, losses, damage, expenses, costs, demands and liabilities (including costs reasonably incurred in investigating or defending any claim, proceeding, demand or order and any expenses reasonably incurred in preventing, avoiding or mitigating loss, liability or damage) resulting from Environmental Damage (including any costs incurred by Railtrack under Clause 4.8.3) to the extent that the Environmental Damage shall have occurred in consequence of any act or omission of BRT or other for whom it is responsible.

4.9	Excavations

not in executing the Works to carry out any continuous unsupported excavation nor to do anything which will or might endanger the safety or stability of any railway or of any Adjacent Property.

4.10	Equipment on the Subjects

not to damage or tamper with or endanger the plant, equipment and other installations on the Subjects.

4.11	Existing Agreements

at all times after the Management Agreement shall cease to subsist to enforce all conditions and obligations on the part of any person other than British Railways Board or the grantors in relation to the Existing Agreements (with particular reference to [railway safety matters and] access to the Subjects) so far as BRT is able to enforce them and not to vary or purport to vary or terminate them nor to grant any consent under these provisions.

4.12	Indemnity

4.12.1	BRT shall indemnify Railtrack against all actions, costs, proceedings, claims and demands, losses, damage, expenses and liabilities arising directly out of any negligent act, error or omission of BRT, its employees, duly authorised agents or contractors whilst exercising the rights granted by this Deed of Servitude and maintaining the Installation or any breach of its obligations under this Deed resulting in any such case in loss, damage or injury to Railtrack or to Railtrack’s Installation or any heritable or moveable property whatsoever or death of or injury to any person Provided That Railtrack shall not compromise or settle any such actions, costs, proceedings, claims or demands without the consent of BRT (such consent not to be unreasonably withheld or delayed).

4.12.2

if Railtrack becomes liable to make a payment of tax in respect of any sum paid to it under sub-clause 4.12.1, BRT shall be obliged to pay Railtrack such amount as will, after such liability, leave Railtrack with the same amount as it would have been entitled to receive in the absence of such tax liability. For these purposes, if Railtrack is deprived of any relief from, or right to repayment of, taxation as a result of the payment to it of any such sum under sub-clause 4.12.1 or under this sub-clause, such deprivation shall be treated, for the purposes of this sub- clause, as a payment of tax of an amount equal to the tax liability that would otherwise have been due in the absence of such relief, or right to repayment of tax, as the case may be.

4.12.3	amounts due from BRT under sub-clause 4.12.2 shall be due to Railtrack two working days before Railtrack is obliged to pay the tax in question.

4.12.4	if any credit, relief or deduction for the purposes of computing income, profits or gains chargeable to, or against, tax (“a Credit”) is received by Railtrack as a result of any payment by it of the type contemplated by sub-clause 4.12.1, the amount of the payment under sub-clause 4.12.2 shall nevertheless be payable in full by BRT on the date ascertained in accordance with sub-clause 4.12.3. If a Credit is received by Railtrack, Railtrack shall, subject to sub-clause 4.12.5, promptly repay to BRT an amount equal to such Credit (up to the amount previously paid by or due from BRT) and without interest, save to the extent that interest is included (or allowed) in such Credit. No credit shall be taken to have been received by Railtrack unless and until it shall have relieved Railtrack of a present obligation to pay taxation (whether by representing a Credit against profits, income or gains or against tax) or it shall have resulted in a repayment of tax.

4.12.5

if any amount due from BRT pursuant to sub-clause 4.12.2 relates to a payment of tax by Railtrack which is payable on the same date as Railtrack receives a Credit to which sub-clause 4.12.4 applies, the amount due from BRT shall be reduced by the amount of the Credit or, if the amount of the Credit exceeds the amount due from BRT, the excess shall be paid by Railtrack to BRT.

*	[Delete if in applicable at date of grant of Deed of Servitude]

4.13	Public Liability Insurance

[save to the extent that whilst BRT is controlled by British Railways Board such arrangements shall be effected through a self-insuring arrangement implemented by British Railways Board] to maintain at BRT’s own expense comprehensive public liability insurance in respect of the Installation and all the activities of BRT with insurers of good repute for such reasonable amount as the parties may from time to time agree (or in default of agreement as may be determined pursuant to the provisions of this Deed of Servitude in respect of arbitration) and such insurance shall include a cross-liabilities clause as between Railtrack and BRT (so that the insurers do not pay out to either Railtrack or BRT and then seek to recover from the other) and:

4.13.1	to make available for inspection the policy and receipts for the current premium and/or provide copies and/or provide a certificate by the insurers or BRT’s brokers as to the extent and nature of cover;

4.13.2

if BRT shall at any time fail to insure or pay the insurance premiums in accordance with these requirements Railtrack shall be at liberty to insure instead and thenceforth to pay the premiums payable from time to time and the amount of such payments and any related costs incurred shall be repaid by BRT to Railtrack on demand;

4.13.3	if BRT shall become entitled to any insurance money in respect of public liability risks then BRT shall apply this to the claim, demand or liability in relation to which it shall have been received and in respect of any indemnity for such risks given by BRT to Railtrack under this Deed of Servitude;

4.13.3	to observe and perform the conditions of the insurance policy.

4.14	Superior Leases and matters affecting the Subjects

so far as relates to the subject matter of this Deed of Servitude not to do anything which would contravene:-

4.14.1	any of Railtrack’s obligations under any servitude, wayleave, lease or sub-lease under which Railtrack itself holds such subject matter or the relevant part of the Subjects; or

4.14.2	any other obligation, condition, restriction or other provision binding Railtrack in relation to such subject matter or the relevant part of the Subjects; and

4.14.3

to keep Railtrack indemnified against all related actions, claims, proceedings, losses, damages, expenses, costs, demands and liabilities Provided That BRT shall not be deemed to be in breach of these obligations in the event and to the extent that details of all the matters referred to in sub- clauses 4.14.1 and 4.14.2 have not been disclosed by Railtrack to BRT But Railtrack shall not by virtue of this proviso be deemed to have authorised, permitted or condoned any act or omission constituting a breach of sub-clauses 4.14.1 and 4.14.2 that may in fact be committed by BRT.

4.15	Notice of Disputes

to give notice to Railtrack of any material dispute relating to the Installation or any right granted to BRT under this Deed of Servitude immediately BRT is aware of the dispute.

4.16

(a)	BRT shall not grant to third parties rights equivalent to the whole or any part or parts of the benefit of the rights under this Deed of Servitude or of the rights without the consent of Railtrack (such consent shall not be unreasonably withheld or delayed) and Provided Further That no consent shall be required for any grant of rights which does not purport to grant to third parties rights of access to the Subjects;

(b)	No such grant as aforesaid shall be made otherwise than in compliance with the following terms:-

(i)	Any such grant shall be to a suitably licensed telecommunications or cable television operator;

(ii)	Any such grant shall contain an undertaking by the grantee not to assign or otherwise deal with the whole or any part or parts of its subject matter subject to the proviso that the consents of Railtrack and BRT to an assignation of the whole to a suitably licensed telecommunications or cable television operator shall not be unreasonably withheld or delayed and any such grant shall be in a form approved by Railtrack (such approval not to be unreasonably withheld or delayed);

(iii)	Any such grant shall contain:-

one	an obligation binding the grantee prohibiting the grantee from doing or suffering any act or thing which would contravene any of BRT’s obligations under this Deed of Servitude; and

two	a provision entitling BRT to terminate such grant on breach of such obligation by the grantee;

(c)	within one month after any such grant of rights to any third parties to give notice of it in writing to Railtrack and to produce to Railtrack a copy of the relevant document evidencing such grant for retention by Railtrack;

(d)	from time to time on reasonable demand, to furnish Railtrack with full particulars of all immediately derivative interests (including licences) of or in this Deed of Servitude and copies of plans identifying the extent of such interests, and such further particulars as Railtrack may reasonably require.

*	[Clause 5 or part thereof may be inapplicable if the Subjects are not at the date of grant of the Deed of Servitude used for railway purposes delete as appropriate]

5.	Reservations

There are excepted and reserved:

5.1

to Railtrack and any person deriving title through or under it or authorised by any of them or (where appropriate) otherwise entitled, full right and liberty from time to time to (and to authorise others to) develop, build, renew, repair, alter or execute any other works (including demolition) at any Adjacent Property and to use or otherwise deal with any Adjacent Property for any purpose and in any manner whatsoever Provided That (except by way of the carrying on by Railtrack of its undertaking in exercise of and subject to its statutory and common law obligations) there shall be no derogation pursuant to this Sub-Clause from the grant of the rights granted to BRT under this Deed of Servitude or material adverse interference with the exercise of such rights by BRT pursuant to this Sub-Clause.

5.2	To Railtrack the right at any time and from time to time by notice in writing to BRT (but following consultation with BRT for such period as is reasonable in all the circumstances and taking into account its reasonable representations) to vary, reduce, modify or extinguish any of the rights granted to BRT under this Deed of Servitude provided that;

5.2.1	Railtrack shall grant to BRT such alternative rights and facilities as may in the circumstances be necessary;

5.2.2	such alternative rights and facilities shall be reasonably comparable to those proposed to be affected and shall not (either in the exercise of the rights granted to BRT under this Deed of Servitude or the execution of the Works) render materially more expensive or less convenient the exercise of the rights granted to BRT under this Deed of Servitude or the execution of the Works;

5.2.3	these arrangements shall be subject to the application of railway group standards as amended from time to time and other relevant safety and operating standards where applicable and to Railtrack causing as little inconvenience as is reasonably practicable to BRT; and

5.2.4	Railtrack hereby undertakes and obliges itself to BRT fully and effectively to indemnify BRT against all reasonable costs that BRT may incur in complying with the provisions of this Sub-Clause 5.2 of this Deed of Servitude and in respect of any reasonable costs that BRT may incur by reason of provision of alternative arrangements so as to ensure the continuity of supply of Telecommunication Services (as defined in Section 4 of the Telecommunications Act 1984) to BRT’s customers directly arising out of the works envisaged in this Sub-Clause 5.2 of this Deed of Servitude. For the avoidance of doubt this provision shall not impose a liability on Railtrack to reimburse BRT in respect of service credits or other damages due to BRT’s customers. The terms of this Sub-Clause 5.2.4 shall survive termination of this Deed of Servitude for any reason whatsoever.

5.3

to Railtrack the right for Railtrack and those from time to time authorised by it to carry out any works which in the reasonable opinion of Railtrack are either necessary for the proper operation of Railtrack’s undertaking or are required for any other purpose including without limitation (but subject to Clause 6.3) the right to carry out works analogous to the Works including the installation of Railtrack’s Installation within the Ducts to the extent that the Ducts are capable of receiving it without causing electrical or other interference with the operation of any BRT Apparatus or other Telecommunication Apparatus forming part of the Installation at the time such works are carried out, such rights in the case only of works of new installation (not being renewal) being exercisable where practicable in accordance with a programme of works first notified in writing by Railtrack to BRT.

5.4	to Railtrack (subject to Clause 6.3):

5.4.1	the right for Railtrack and any person deriving title through or under it or them or authorised by any of them or (where appropriate) otherwise entitled to use the Ducts, the Manholes and Railtrack’s Installation for any purpose (which may include for the purpose of its or their Telecommunication System);

5.4.2	the right of support for Railtrack’s Installation from the Installation; and

5.4.3	the right for Railtrack and any person deriving title through or under it or authorised by any of them or (where appropriate) otherwise entitled to grant for commercial activities connected with telecommunications (as that phrase is defined in Section 4 of the Telecommunications Act 1984) to third parties rights over the subject matter of this Clause 5 of a nature and type as Railtrack shall reasonably consider appropriate but which shall not be more extensive than the rights reserved to Railtrack.

5.5	To Railtrack (subject as aftermentioned) the right to authorise others to work to any extent any mines and minerals in and under the Subjects or any Adjacent Property.

5.6	To Railtrack the benefit of the Existing Agreements.

5.7	The right to take such steps or actions as may be necessary or desirable in order to enable Railtrack to carry out all of the functions which were delegated to and to fulfil all of the obligations which were imposed upon BRT.

Provided That if in exercising the rights hereby reserved Railtrack causes material physical damage to any part of the Installation (to the extent that Railtrack is aware of its existence having made due enquiry of BRT which Railtrack shall be deemed to have done if it allows BRT Twenty working days of any enquiry within which to respond or within such shorter period as may be reasonably practicable in case of any emergency or non-routine works) Railtrack shall pay to BRT such reasonable sum as shall not exceed the reasonable cost of making good such physical damage (taking account of any sum paid or payable by BRT under any other provision of this Deed of Servitude in respect of the same subject matter) such sum to be agreed or, if the parties cannot agree, to be determined in accordance with the arbitration provisions of this Deed of Servitude and for the avoidance of doubt Value Added Tax shall only be included as part of such reasonable cost to the extent that Railtrack cannot obtain a full credit for such Value Added Tax pursuant to Section 26 of the Value Added Tax Act 1994 And Provided Further That in the event that Railtrack on its own behalf or on behalf of any third parties seeks to make use of any BRT Installed Ducts, Railtrack shall first obtain the consent of BRT (such consent not to be unreasonably withheld or delayed) both to any material addition or alteration to Railtrack’s Installation installed therein from time to time and to the method of carrying out any works associated therewith, and shall pay a fair proportion of the costs of maintenance and repair of the relevant BRT Installed Ducts (such proportion to be determined in accordance with the arbitration provisions specified in this Deed of Servitude in the event the parties cannot agree).

6.	Railtrack’s Obligations

Railtrack hereby undertakes to BRT as follows:-

6.1	Works on the Subjects

Railtrack will not (to the extent that this does not place Railtrack in breach of any obligations to third parties subsisting at the date of this Deed of Servitude) do nor cause nor permit to be done on the Subjects any works which would not concur with standards of good practice (including but not limited to railway group standards as amended from time to time) provided that neither this restriction nor any restriction implied by virtue of the grant of the rights granted by this Deed of Servitude:

6.1.1	shall affect anything otherwise permitted by this Deed;

6.1.2	shall prevent any alteration to, or the deposit of anything upon, or the carrying out of any works over the relevant part of the Subjects so as to interfere with the Installation or its support or covering, or to obstruct access to it where (in the case of material and prejudicial interference or obstruction) BRT’s prior written consent has been obtained (which BRT undertakes will not be unreasonably withheld or delayed, provided that the costs of compliance with any reasonable requirements of BRT and of any protective measures reasonably stipulated by BRT shall be borne by Railtrack);

6.1.3

shall apply to any part of the Subjects which is at the date hereof let or subject to an agreement for letting Provided That where any such letting or agreement for letting incorporates provisions equivalent to those set out above in this Clause 6.1

Railtrack will if so requested by BRT take such steps, excluding proceedings for irritancy, as may reasonably be required by BRT for the enforcement of such provisions, subject to BRT bearing all related costs and affording reasonable security for this if so requested.

6.2	Construction on the Subjects

not other than within the Ducts, the Manholes or Railtrack’s Installation to lay any Conduit in or over, through or along the Subjects nor build any road or accessway over the Subjects nor construct a railway track over the Subjects without (subject to the rights of any tenant of Railtrack) procuring that BRT shall have access to those parts of the Installation affected (to the extent Railtrack is aware of its existence) at all reasonable times to the extent granted by this Deed nor to cause or permit any other person to do any such act except under the superintendence of BRT and in accordance with any reasonable requirements of BRT in respect of the manner of carrying out the same and/or in respect of any protective measures required for the preservation of the Installation, the cost thereof to be borne by BRT.

6.3	Non-interference

Railtrack shall ensure that in the exercise of the rights reserved by Clauses 5.3, 5.4 and 5.5 nothing is done (save in respect of use of Railtrack’s Installation existing as at 1 April 1994 and any other plant, equipment or installation then existing or any replacement or renewal of them in any case on a like for like basis) which shall cause electrical or other interference with the operation of any Telecommunication Apparatus being part of the Installation (and in this sub-clause

“interference” shall mean interference which is material to the operation or physical state of the apparatus interfered with);

6.4	Quiet Enjoyment

that, subject to BRT performing and observing BRT’s obligations and the conditions contained in this Deed of Servitude, BRT shall quietly enjoy the rights granted by this Deed of Servitude subject always to the reservations in favour of Railtrack under this Deed of Servitude without any interruption by Railtrack or any person lawfully claiming under or in trust for Railtrack; Provided Always That neither the carrying on by Railtrack of its undertaking on the Subjects and any Adjacent Property in exercise of and subject to its statutory and common law obligations nor the grant by Railtrack of any permission or permissions properly given for any person to use railway facilities nor any vibration or electrical or other interference with any part of the Installation caused by railway traffic shall constitute either a breach of the obligations of Railtrack under this sub-clause or a derogation from the rights granted by Railtrack in terms of this Deed of Servitude;

6.5	Information

Railtrack shall supply to BRT all information (including that relating to railway group standards as amended from time to time and other relevant safety and operating standards) as may reasonably be required to enable BRT to exercise the rights granted by this Deed of Servitude in accordance with the obligations on the part of BRT relating thereto;

6.6	Third Party Restrictions

in the event that Railtrack grants rights to any third party in relation to the Subjects to impose obligations with regard to repairs to the Subjects that are consistent with the terms of this Deed of Servitude.

7.	Agreements and Declarations

7.1	Trade Fixtures

for the avoidance of doubt it is hereby declared that (subject to the provisions of the Existing Agreements as the same were in force prior to 1st April 1994 where such provisions are inconsistent with this Clause 7.1) the BRT Owned Apparatus is to be treated as trade fixtures notwithstanding the degree of affixation and not heritable fixtures and:-

7.1.1

BRT shall be entitled to remove them at any time subject to making good any damage so caused and providing any necessary support for any Adjacent Property or plant or equipment and in the event that such damage cannot be made good BRT shall pay compensation being such reasonable sum as shall not exceed the reasonable cost of making good such physical damage (taking account of any sum paid or payable by BRT under any other provision of this Deed in respect of the same subject matter the sum to be agreed or, if the parties cannot agree, to be determined in accordance with the provisions of this Deed of Servitude relating to arbitration) and for the avoidance of doubt Value Added Tax shall only be included as part of such reasonable cost to the extent that Railtrack cannot obtain a full credit for such Value Added Tax pursuant to Section 26 of the Value Added Tax Act 1994;

7.2	Notices

any notice under this Agreement shall be in writing and signed by or on behalf of the party giving it and may be served personally or by prepaid first class letter or fax (and, in the case of fax, confirmed by prepaid first class letter) to the address as follows:

Railtrack:	BRT:

Attention: Company Secretary Railtrack PLC 40 Bernard Street London WC1N 1BY	Attention: Commercial Director BR Telecommunications Limited The Podium 1 Eversholt Street London NW1 1DZ

Fax: 0171 344 7101	Fax: 0171 391 8278

or to such other address as shall previously have been notified by one party to the other under this Agreement, on not less than ten (10) days’ prior written notice. Any such notice shall be deemed to have been received, in the case of posted notice, 48 hours after posting and in the case of a fax, at the time of transmission.

Save as otherwise provided herein, any notice or other communication received on a day which is not a Business Day or after 5.00p.m. local time on any Business Day shall be deemed to be received on the next following Business Day;

7.3	Group Companies

the rights granted to BRT by this Deed of Servitude shall be exercisable by any Group Company of BRT for the time being as well as by BRT but subject always to compliance with the obligations of BRT under this

Deed of Servitude and for such purpose any act or omission of or state of affairs (including receipt of any payment) affecting any Group Company of BRT shall be deemed to be done or not done by or to affect (as the case may be) BRT. Declaring that such exercise of the rights granted by this Deed of Servitude by a Group Company of BRT shall only be on the basis of BRT’s rights hereunder, and shall not constitute separate rights on the part of such Group Company;

7.4	Supervision by Railtrack

no liability shall attach to Railtrack by reason of any supervision, approval or inspection given or made by or on behalf of Railtrack in respect of any alterations, additions or other works (including works of repair or reinstatement) carried out by or on behalf of BRT, nor shall any such approval or inspection prejudice or derogate from the obligation of BRT to observe and perform the obligations and conditions on BRT’s part contained in this Deed of Servitude;

7.5	BRT confirms that it has not in entering into this Deed of Servitude relied on any express or implied warranty or representation (whether oral or written) of any kind whatsoever;

7.6	Nothing in this Deed shall:

7.6.1	confer on BRT any right to the benefit of or to enforce any undertaking or agreement contained in any other instrument relating to any other property (except as expressly provided herein) or limit or affect the right of Railtrack to deal with the Adjacent Property at any time in such manner as may be thought fit (without prejudice to the rights expressly granted to BRT under this Deed of Servitude);

7.6.2	impliedly confer upon or grant to BRT any servitude, right, liberty, privilege or advantage other than those expressly granted by this Deed of Servitude;

*	[Clause 7.7 may be inapplicable if the Subjects are not at the date of grant of the Deed of Servitude ___ed for railway purposes delete is this is the case]

7.7	Safety etc.

BRT undertakes that it shall:

7.7.1	be responsible for safety in the exercise of the rights granted by this Deed of Servitude;

7.7.2	so far as is reasonably possible ensure that in all activities on the Subjects of BRT or those for whom BRT is responsible and which relate to or could affect Railtrack’s railway group standards as amended from time to time and other relevant safety and operating standards and those activities which may entail necessary railway possessions or Electrical Isolations shall be pre-planned so far as possible to enable this to be done with minimum inconvenience to railway operations;

7.7.3	act as the person having control of the rights granted by this Deed of Servitude for the purposes of Section 4 of the Health & Safety at Work etc Act 1974 but so that where as a matter of law Railtrack would be such a person BRT shall nonetheless (as between grantor and grantee) assume that responsibility;

7.7.4	advise Railtrack forthwith of any incident arising from the exercise of the rights granted by this Deed of Servitude affecting the safety of Railtrack’s railway;

7.7.5	so far as reasonably possible ensure that all persons who have access to the Subjects in exercise of the rights granted by this Deed of Servitude observe all safety requirements notified to BRT in relation to electric traction equipment at or in the vicinity of the Installation and any relevant part of the Subjects;

7.7.6	so far as reasonably possible ensure that all persons working or otherwise present at the Installation in proximity to Railtrack’s railway do not present a danger to the safe operation of that railway;

7.7.7	so far as reasonably possible ensure that in the exercise of any rights under this Deed of Servitude which may involve entry upon the Subjects those concerned act in full compliance with railway group standards as amended from time to time and other relevant safety and operating standards and with any requirements properly made by Railtrack from time to time in the interests of safety.

7.8	Force Majeure

neither party shall be liable to the other under this Deed of Servitude for any loss or damage which may be suffered by the other party due to any cause beyond the first party’s reasonable control including without limitation any act of God, inclement weather, failure or shortage of power supplies, flood, storm, drought, lightning or fire, strike, lock-out, trade dispute or labour disturbance, the act or omission of Government, highways authorities, or other competent authority, war, military operations, riot, civil commotion, malicious damage or compliance with any overriding emergency procedures.

7.9	Co-ordinated use of Ducts

7.9.1	both parties expressly agree and declare that in exercising the rights granted to BRT in terms of this Deed of Servitude and the rights reserved to Railtrack each party shall give the maximum practicable notice to the other of an intention to install or alter, or add to, any Telecommunication Apparatus in the Ducts with a view to the parties agreeing how to make the best practicable use of physical space within the Ducts.

7.9.2	each of Railtrack and BRT shall use all reasonable endeavours to optimise the positioning of all Telecommunication Apparatus and other plant and equipment so as to ensure that at all times reasonable physical access shall be available to all such Telecommunication Apparatus, plant and equipment and each party shall at the request of the other where reasonably practicable rearrange or procure the rearrangement of any such Telecommunication Apparatus plant or equipment for which it or those authorised by it are responsible to the extent that the previous arrangement is not the best that might reasonably be achieved.

7.10	Restrictive Trade Practices

7.10.1

notwithstanding any provision of this Deed of Servitude, no provision of this Deed of Servitude which is of such a nature as to make this Deed of Servitude liable to registration under the Restrictive Trade Practices Act 1976 shall take effect until the day after that on which particulars have been duly furnished to the Director General of Fair Trading pursuant to that Act;

7.10.2	for the purposes of this paragraph “this Deed of Servitude” shall include any agreement forming part of the same arrangement.

7.10.3	Partial Invalidity

if any term or provision of this Deed of Servitude or the application thereof to any personal circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Deed of Servitude or application of such term or provisions to persons or circumstances other than those as to which it is already invalid or unenforceable shall not be affected thereby and each term and provision of this Deed of Servitude shall be valid and be enforceable to the full extent permitted by law. The parties shall negotiate in good faith to replace the invalid or unenforceable provision(s) by substitute provision(s) which will maintain the economic purposes and intentions of the parties in entering into this Deed of Servitude.

8.	Declarations

DECLARING that:-

(ONE)	the grant of this Deed of Servitude supersedes and replaces in all respects the whole rights and obligations of both BRT and Railtrack in terms of the Agreement, subject to the following provisos:-

(a)	the respective rights and obligations of BRT and Railtrack in terms of the Agreement are superseded only so far as such rights and obligations relate to the Subjects; and

(b)	the obligation on the part of BRT in terms of the Agreement to pay a proportion of the Termly Payments under the Agreement in respect of the Subjects to Railtrack shall not be superseded, and for the avoidance of doubt, BRT shall continue to pay the appropriate proportion of the Termly Payments applicable to the Subjects to Railtrack, but only so far as required in terms of the Agreement, and BRT shall have no liability for any proportion of the Termly Payments to any successors in title or assignees of Railtrack in respect of the Subjects unless Railtrack indicate that the Termly Payments have been apportioned between the Subjects and the remainder of the land burdened by the Agreement in which case BRT shall pay the Termly Payments in such proportions and to such parties as Railtrack shall reasonably request.

(TWO)

any dispute or difference as to the meaning and effect of this Deed of Servitude shall, failing agreement, be referred to the decision of a single Arbiter mutually appointed or failing agreement to be appointed by the President for the time being of the Law Society of Scotland and the decision of such Arbiter shall be final and binding on the parties; and we, Railtrack and BRT, HEREBY DECLARE that the foregoing rights, servitudes, privileges and tolerances, with the whole obligations undertaken by Railtrack hereunder, are hereby declared real liens and burdens on and affecting the Subjects in terms of Section 32 of the

Conveyancing (Scotland) Act 1874 as amended by Section 17 of the Land Registration (Scotland) Act 1979 and are appointed to be [recorded/registered] as part of these presents in the [appropriate Division of the General Register of Sasines/Land Register] and shall be inserted or validly referred to in all future transmissions of the Subjects or any affected part or parts thereof under pain of nullity subject only to Section 15 of the Land Registration (Scotland) Act 1979; WITH ENTRY as at the ● day of ● Nineteen hundred and • notwithstanding the date or dates hereof; And Railtrack grant warrandice from its own facts and deeds only; And Railtrack hereby certifies that this Instrument falls within Category K in the Schedule to the Stamp Duty (Exempt Instrument) Regulations 1987: IN WITNESS WHEREOF

[Warrant for registration if appropriate]

Director

Secretary

RAILTRACK PLC SEAL REGISTER No: _412

121